Exhibit 2.1








                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF NOVEMBER 14, 2002


                                  BY AND AMONG


                        FBR ASSET INVESTMENT CORPORATION,


                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.


                                       AND


                            FOREST MERGER CORPORATION





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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  THE MERGERS.......................................................3

      Section 1.1    The Mergers.............................................3
      Section 1.2    Closing.................................................3
      Section 1.3    Effective Time..........................................4
      Section 1.4    Effects of the Mergers..................................4
      Section 1.5    Articles and By-Laws....................................4
      Section 1.6    Board and Officers of the Surviving Corporation.........4
      Section 1.7    Conversion of Shares, Cancellation of Shares............5
      Section 1.8    Exchange Procedures.....................................6
      Section 1.9    Stock Option and Other Plans............................8
      Section 1.10   REIT Provisions.........................................9

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF FBR ASSET......................9

      Section 2.1    Organization and Qualification of FBR Asset.............9
      Section 2.2    Corporate Authorization................................10
      Section 2.3    SEC Reports; Financial Statements......................10
      Section 2.4    Consents and Approvals; No Violations..................10
      Section 2.5    Opinion of FBR Asset Financial Advisor.................11
      Section 2.6    Brokers................................................11
      Section 2.7    Information............................................11
      Section 2.8    Capitalization of FBR Asset and Its Subsidiaries.......12
      Section 2.9    No Defaults............................................12
      Section 2.10   State Takeover Statutes................................13
      Section 2.11   Tax Matters............................................13
      Section 2.12   Investment Company Act of 1940.........................14
      Section 2.13   Newco Actions..........................................14
      Section 2.14   Employees..............................................14
      Section 2.15   Permits and Licenses...................................14
      Section 2.16   Compliance with Laws...................................14
      Section 2.17   Absence of Certain Changes or Events...................15
      Section 2.18   Litigation; Regulatory Action..........................16
      Section 2.19   Undisclosed Liabilities................................16
      Section 2.20   No Dissenters' Rights..................................16
      Section 2.21   Intellectual Property..................................16

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF FBR GROUP....................17

      Section 3.1    Organization and Qualification of FBR Group............17
      Section 3.2    Corporate Authorization................................18
      Section 3.3    Reports; Financial Statements..........................18
      Section 3.4    Consents and Approvals; No Violations..................19
      Section 3.5    Opinion of FBR Group Financial Advisor.................20
      Section 3.6    Brokers................................................20
      Section 3.7    Information............................................20
      Section 3.8    Capitalization of FBR Group and Its Subsidiaries.......20
      Section 3.9    No Defaults............................................21
      Section 3.10   State Takeover Statutes................................21
      Section 3.11   Tax Matters............................................21
      Section 3.12   Ownership of FBR Asset Capital Stock...................22
      Section 3.13   Permits and Licenses...................................22
      Section 3.14   Compliance with Laws...................................23
      Section 3.15   Absence of Certain Changes or Events...................24
      Section 3.16   Litigation; Regulatory Action..........................24
      Section 3.17   Undisclosed Liabilities................................24
      Section 3.18   Transactions with Affiliates...........................25
      Section 3.19   No Dissenters' Rights..................................25
      Section 3.20   Intellectual Property..................................25
      Section 3.21   Investment Company Act.................................25
      Section 3.22   Ownership of Banking Organizations.....................25
      Section 3.23   Key Man Life Insurance.................................25
      Section 3.24   Employees..............................................25
      Section 3.25   Derivative Instruments.................................26
      Section 3.26   Investment Advisory Activities.........................27

ARTICLE IV  COVENANTS.......................................................27

      Section 4.1    Conduct of Business of FBR Asset and FBR Group.........27
      Section 4.2    Other Actions..........................................29
      Section 4.3    No Solicitation........................................29
      Section 4.4    Additional Agreements; Reasonable Efforts..............31
      Section 4.5    Public Announcements...................................32
      Section 4.6    Indemnification; Directors' and Officers'
                     Insurance..............................................32
      Section 4.7    Preparation of the Registration Statement and
                     the Proxy Statement/Prospectus.........................33
      Section 4.8    Special REIT-Qualifying Dividends......................34
      Section 4.9    Access to Information..................................34
      Section 4.10   State Takeover Statutes................................35
      Section 4.11   Newco Actions..........................................35
      Section 4.12   Newco Board of Directors...............................35
      Section 4.13   Advice of Changes......................................35
      Section 4.14   Tax Opinions...........................................35
      Section 4.15   Letter Delivery........................................36
      Section 4.16   Tax Study..............................................36
      Section 4.17   Management of FBR Asset................................36

ARTICLE V  CONDITIONS TO CONSUMMATION OF THE MERGERS........................36


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      Section 5.1    Conditions to Each Party's Obligations to
                     Effect the Mergers.....................................36
      Section 5.2    Conditions to the Obligations of FBR Asset.............37
      Section 5.3    Conditions to the Obligations of FBR Group.............38
      Section 5.4    Frustration of Closing Conditions......................38

ARTICLE VI  TERMINATION; AMENDMENT; WAIVER..................................38

      Section 6.1    Termination............................................38
      Section 6.2    Effect of Termination..................................40
      Section 6.3    Termination Fee........................................40
      Section 6.4    Amendment..............................................42
      Section 6.5    Extension; Waiver......................................42

ARTICLE VII  MISCELLANEOUS..................................................43

      Section 7.1    Non-survival of Representations and Warranties.........43
      Section 7.2    Entire Agreement; Assignment...........................43
      Section 7.3    Notices................................................43
      Section 7.4    Governing Law; Consent to Jurisdiction; Jury
                     Waiver.................................................44
      Section 7.5    Enforcement............................................44
      Section 7.6    Descriptive Headings; Schedules, Interpretation........44
      Section 7.7    Parties in Interest....................................45
      Section 7.8    Severability...........................................45
      Section 7.9    Counterparts...........................................46

EXHIBITS

Exhibit A - Form of Charter Amendment
Exhibit B - Form of FBR Asset Articles of Merger
Exhibit C - Form of FBR Group Articles of Merger
Exhibit D - Newco Board of Directors


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TABLE OF DEFINED TERMS



                                     Cross Reference
Term                                   in Agreement                        Page
----                                 ---------------                       ----

Agreement............................. Preamble............................. 1
Certificates.......................... Section 1.7 (c)...................... 5
Charter Amendment..................... Section 1.3.......................... 4
Closing............................... Section 1.2.......................... 3
Closing Date.......................... Section 1.2.......................... 4
Code.................................. Recitals............................. 2
Confidentiality Agreement............. Section 4.9 (b)...................... 35
Compensation and Benefit
    Plans............................. Section 2.14......................... 14
Competing Transaction................. Section 4.3 (e) (i).................. 31
Continuing Directors.................. Section 1.6 (b)...................... 5
Control/controlled by/
    under common control with......... Section 7.6 (b) (ii)................. 45
Effective Time........................ Section 1.3 (b....................... 4
Excess Shares......................... Section 1.8 (e)...................... 7
Exchange Act.......................... Section 2.3.......................... 10
Exchange Agent........................ Section 1.8 (a)...................... 6
Exchange Ratio........................ Preamble............................. 1
FBR Asset............................. Preamble............................. 1
FBR Asset Articles of Merger.......... Section 1.3 (b)...................... 4
FBR Asset Board....................... Recitals............................. 2
FBR Asset Disclosure Schedule......... Section II........................... 9
FBR Asset Effective Time.............. Section 1.3 (b)...................... 4
FBR Asset Financial Advisor........... Recitals............................. 2
FBR Asset Material Adverse Effect..... Section 2.1 (b)...................... 9
FBR Asset Merger...................... Recitals............................. 1
FBR Asset Merger Consideration........ Recitals............................. 1
FBR Asset SEC Reports................. Section 2.3.......................... 10
FBR Asset Securities.................. Section 2.8.......................... 12
FBR Asset Shares...................... Recitals............................. 1
FBR Asset Shareholders................ Recitals............................. 2
FBR Asset Shareholder Approval........ Section 2.2.......................... 10
FBR Asset Special Committee........... Recitals............................. 2
FBR Asset Special Meeting............. Section 4.7 (d)...................... 34
FBR Asset Stock Option................ Section 1.9 (a)...................... 8
FBR Asset Termination Fee............. Section 6.3 (a)...................... 40
FBR Group............................. Preamble............................. 1
FBR Group Articles of Merger.......... Section 1.3(b)........................ 4
FBR Group Board....................... Recitals............................. 2
FBR Group Class A Common Shares....... Recitals............................. 1
FBR Group Class A Merger
    Consideration..................... Recitals............................. 1
FBR Group Class B Common Shares....... Recitals............................. 1
FBR Group Class B Merger
    Consideration..................... Recitals............................. 2
FBR Group Common Shares............... Recitals............................. 1
FBR Group Compensation
    and Benefit Plans................. Section 3.24 (b) (i)................. 26
FBR Group Disclosure Schedule..........Section III.......................... 17
FBR Group Financial Advisor........... Recitals............................. 2
FBR Group Funds....................... Section 3.26 (a)..................... 27
FBR Group Material Adverse Effect..... Section 3.1 (b)...................... 17
FBR Group Merger...................... Recitals............................. 1
FBR Group Merger Consideration........ Recitals............................. 2
FBR Group Regulatory Approvals........ Section 3.4 (a)...................... 19
FBR Group Regulatory Reports.......... Section 3.3.......................... 18
FBR Group Securities.................. Section 3.8.......................... 21
FBR Group SEC Reports................. Section 3.3.......................... 18
FBR Group Shareholders................ Recitals............................. 3
FBR Group Shareholder Approval........ Section 3.2.......................... 18
FBR Group Special Committee........... Recitals............................. 2
FBR Group Special Meeting............. Section 4.7 (d)...................... 34
FBR Group Stock Option................ Section 1.9 (b)...................... 8
FBR Group Termination Fee............. Section 6.3 (b)...................... 41
Form S-4.............................. Section 4.7 (a)...................... 33
Fractional Fund....................... Section 1.8 (e)...................... 7

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Term                                    Cross Reference                    Page
----                                     in Agreement                      ----
                                        ---------------

GAAP.................................. Section 2.3.......................... 10
HSR Act............................... Section 2.4 (a)...................... 10
Indemnified Parties................... Section 4.6 (a)...................... 32
Investment Advisers Act............... Section 2.16 (c)..................... 15
Investment Company Act................ Section 2.12......................... 14
Knowledge............................. Section 4.2.......................... 29
Manager............................... Recitals............................. 1
Management Agreement.................. Recitals............................. 1
Mergers............................... Recitals............................. 1
NASD.................................. Section 2.4 (a)...................... 11
Newco................................. Preamble............................. 1
Newco Board........................... Section 4.12......................... 35
Newco Class A Common Shares........... Recitals............................. 1
Newco Class B Common Shares........... Section 1.8 (b)...................... 6
Newco Common Shares................... Recitals............................. 1
NYSE.................................. Section 1.8 (e)...................... 7
Other Filings......................... Section 2.7.......................... 12
Pension Plan.......................... Section 3.24 (b) (i)................. 26
Person................................ Section 7.6 (b) (iii)................ 45
Proxy Statement/Prospectus............ Section 4.7 (a)...................... 33
Qualifying Income..................... Section 6.3 (b)...................... 41
Regulatory Entity/Entities............ Section 2.4 (a)...................... 11
REIT.................................. Section 2.11 (b)..................... 13
REIT Requirments...................... Section 6.3 (b)...................... 41
SEC................................... Section 2.3.......................... 10
Securities Act........................ Section 2.3.......................... 10
SRO................................... Section 2.4 (a)...................... 11
Superior Proposal..................... Section 4.3 (e) (ii)................. 31
Surviving Corporation................. Section 1.5 (b)...................... 4
Taxes................................. Section 2.11 (d)..................... 13
Tax Returns........................... Section 2.11 (d)..................... 14
Termination Fee Ruling................ Section 6.3 (b)...................... 41
Termination Fee Tax Opinion........... Section 6.3 (b)...................... 41
VSCA.................................. Recitals............................. 1


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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of November 14, 2002 (this "Agreement"), by and among FBR Asset Investment Corporation, a Virginia corporation ( "FBR Asset"), Friedman, Billings, Ramsey Group, Inc., a Virginia corporation ("FBR Group"), and Forest Merger Corporation, a Virginia corporation ("Newco") and a wholly owned subsidiary of FBR Asset.

      WHEREAS, as of the date hereof, the authorized capital stock of Newco consists of 100 shares of common stock, par value $0.01 per share (the "Newco Common Shares"), all of which Newco Common Shares are issued, outstanding and owned of record by FBR Asset;

      WHEREAS, FBR Asset and FBR Group Investment Management, Inc., a wholly owned subsidiary of FBR Group (the "Manager"), are parties to that certain Management Agreement, dated as of December 17, 1997, as extended and amended by that certain Agreement to Extend and Amend Management Agreement, dated as of December 17, 1999, as further extended and amended by that certain Agreement to Extend and Amend Management Agreement, dated as of December 17, 2000, and as further extended by that certain Agreement to Extend Management Agreement, dated December 17, 2001 (the "Management Agreement");

      WHEREAS, as of the date hereof, FBR Asset and the Manager have entered into that certain Agreement to Extend Management Agreement, dated as of the date hereof;

      WHEREAS, it is proposed that FBR Asset will merge with and into Newco (the "FBR Asset Merger"), with Newco continuing as the surviving corporation, in accordance with the Virginia Stock Corporation Act ("VSCA"), pursuant to which FBR Asset Merger each issued and outstanding share of the common stock, par value $0.01 per share, of FBR Asset (the "FBR Asset Shares") other than any FBR Asset Shares held directly (and not through subsidiaries) by FBR Group or FBR Asset at the time of the FBR Asset Merger will be converted into the right to receive 3.65 shares of Class A Common Stock (the "Exchange Ratio"), par value $0.01 per share, of Newco ("Newco Class A Common Shares") and cash in lieu of fractional shares (the "FBR Asset Merger Consideration"), upon the terms and subject to the conditions provided herein;

      WHEREAS, it is proposed that, immediately following the FBR Asset Merger, FBR Group will merge with and into Newco (the "FBR Group Merger" and together with the FBR Asset Merger, the "Mergers"), with Newco continuing as the surviving corporation, in accordance with the VSCA, pursuant to which FBR Group Merger each issued and outstanding share of the Class A common stock, par value $0.01 per share, of FBR Group (the "FBR Group Class A Common Shares"), other than any FBR Group Class A Shares held directly (and not through subsidiaries) by FBR Group and or Newco (as successor to FBR Asset) at the time of the FBR Group Merger, will be converted into the right to receive one Newco Class A Common Share (the "FBR Group Class A Merger Consideration"), and each issued and outstanding share of the Class B common stock, par value $0.01 per share, of FBR Group (the "FBR Group Class B Common Shares" and, together with the FBR Group Class A Common Shares, the "FBR Group Common Shares"), other than any FBR Group Class B Shares held directly by FBR Group or Newco (as successor to FBR Asset) at the time of the FBR Group Merger, will be

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converted into the right to receive one Newco Class B Common Share (the "FBR
Group Class B Merger Consideration" and together with the FBR Group Class A Merger Consideration, the "FBR Group Merger Consideration"), upon the terms and subject to the conditions provided herein;

      WHEREAS, for federal income tax purposes, it is intended that the FBR Asset Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code;

      WHEREAS, for federal income tax purposes, it is intended that the FBR Group Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code (and not as a reorganization under Section 368(a)(1)(F) of the Code) and that this Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code;

      WHEREAS, a special committee (the "FBR Asset Special Committee") comprised of all of the members of the Board of Directors of FBR Asset (the "FBR Asset Board") who are not directors, officers, employees or affiliates of FBR Group, has received the written opinion of Lehman Brothers Inc., (the "FBR Asset Financial Advisor") that, based on and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Exchange Ratio is fair to the holders of FBR Asset Shares (other than FBR Group and its affiliates) from a financial point of view;

      WHEREAS, the FBR Asset Special Committee has determined that it is in the best interests of the shareholders of FBR Asset (the "FBR Asset Shareholders") (other than FBR Group and its affiliates) to approve this Agreement and the transactions contemplated hereby, including the FBR Asset Merger, and has recommended to the FBR Asset Board that the FBR Asset Board adopt, and recommend that the FBR Asset Shareholders approve, this Agreement and the transactions contemplated hereby, including the FBR Asset Merger;

      WHEREAS, the FBR Asset Board has determined that it is in the best interests of the FBR Asset Shareholders to approve this Agreement and the transactions contemplated hereby, including the FBR Asset Merger, has declared the FBR Asset Merger advisable, and has adopted, and resolved to recommend that the FBR Asset Shareholders approve, this Agreement and the transactions contemplated hereby, including the FBR Asset Merger, upon the terms and subject to the conditions of this Agreement;

      WHEREAS, a special committee (the "FBR Group Special Committee") comprised of all of the members of the Board of Directors of FBR Group (the "FBR Group Board") who are not officers or employees of FBR Group, and the FBR Group Board have each received the written opinion, dated as of the date of this Agreement, of Goldman, Sachs & Co., financial advisor to the FBR Group Special Committee (the "FBR Group Financial Advisor"), that, based on and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the FBR Group Class A Merger Consideration to be paid to the holders of FBR Group Class A Common Shares (other than FBR Group or FBR Asset) pursuant to this Agreement is fair to the holders of FBR Group Class A Common Shares from a financial point of view;

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      WHEREAS, the FBR Group Special Committee has determined that it is in the best interests of the shareholders of FBR Group (the "FBR Group Shareholders") to approve this Agreement and the transactions contemplated hereby, including the FBR Group Merger, and has recommended to the FBR Group Board that the FBR Group Board adopt, and recommend that the FBR Group Shareholders approve, this Agreement and the transactions contemplated hereby, including the FBR Group Merger;

      WHEREAS, the FBR Group Board has determined that it is in the best interests of FBR Group Shareholders to approve this Agreement and the transactions contemplated hereby, including the FBR Group Merger, has declared the FBR Group Merger advisable, and has adopted, and resolved to recommend that the FBR Group Shareholders approve, this Agreement and the transactions contemplated hereby, including the FBR Group Merger, upon the terms and subject to the conditions of this Agreement; and

      WHEREAS, in order to induce FBR Asset to enter into this Agreement, certain shareholders, directors and executive officers of FBR Group have entered into voting agreements pursuant to which, among other things, each such shareholder, director (in such director's capacity as a shareholder) and officer (in such officer's capacity as a shareholder) has agreed to vote in favor of this Agreement and the transactions contemplated hereby, including the FBR Group Merger;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, FBR Asset, FBR Group and Newco hereby agree as follows:

                                    ARTICLE I

                                   THE MERGERS

      Section 1.1 THE MERGERS. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the VSCA, FBR Asset shall be merged with and into Newco at the FBR Asset Effective Time (as defined in Section 1.3(b) of this Agreement). Following the FBR Asset Merger, the separate corporate existence of FBR Asset shall cease and Newco shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of FBR Asset in accordance with the VSCA.

        (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the VSCA, and following the consummation of the FBR Asset Merger, FBR Group shall be merged with and into Newco at the Effective Time (as defined in Section 1.3(b) of this Agreement). Following the FBR Group Merger, the separate corporate existence of FBR Group shall cease and Newco shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of FBR Group in accordance with the VSCA.

      Section 1.2 CLOSING. The closing of the Mergers (the "Closing") will take place at the offices of Wachtell, Lipton, Rosen & Katz, at 51 West 52nd Street, New York, NY, at 10:00 a.m.

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on a mutually agreeable date to be specified by the parties hereto, which
(subject to satisfaction or waiver of all of the conditions set forth in Article V) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 5.1(a) and Section 5.1(b)
(the "Closing Date"), unless otherwise agreed in writing by the parties hereto.

      Section 1.3 EFFECTIVE TIME. (a) Immediately prior to the FBR Asset Effective Time, Newco shall file Articles of Amendment pursuant to the VSCA to amend and restate its articles of incorporation in the form attached hereto as Exhibit A (the "Charter Amendment").

       (b) As soon as practicable on the Closing Date, Newco shall file the articles of merger with respect to each of the Mergers in substantially the forms attached hereto as Exhibit B (the "FBR Asset Articles of Merger") and Exhibit C (the "FBR Group Articles of Merger") executed in accordance with
Section 13.1-720 of the VSCA and shall make all other filings or recordings required under the VSCA to effect the Mergers. The FBR Asset Merger shall become effective at such time as the FBR Asset Articles of Merger have been duly filed with the State Corporation Commission of the Commonwealth of Virginia, or at such later time as FBR Asset, FBR Group and Newco shall agree shall be specified in the FBR Asset Articles of Merger (the "FBR Asset Effective Time"), and the FBR Group Merger shall become effective at such time as the FBR Group Articles of Merger have been duly filed with the State Corporation Commission of the Commonwealth of Virginia, or at such later time as FBR Asset, FBR Group and Newco shall agree shall be specified in the FBR Group Articles of Merger (the "Effective Time"), it being understood that in any event, the FBR Asset Effective Time shall occur on the same day as, and prior to, the Effective Time, with not less than one hour between the FBR Asset Effective Time and the Effective Time, and that the FBR Asset Effective Time and the Effective Time shall occur on the Closing Date.

      Section 1.4 EFFECTS OF THE MERGERS. The Mergers shall have the effects set forth in the VSCA.

      Section 1.5 ARTICLES AND BY-LAWS. (a) As of the FBR Asset Effective Time, the Articles of Incorporation and By-Laws of Newco, in each case as in effect immediately prior to the FBR Asset Effective Time (after giving effect to the Charter Amendment), shall be the Articles of Incorporation and By-Laws of the surviving corporation of the FBR Asset Merger.

       (b) As of the Effective Time, the Articles of Incorporation and By-Laws of Newco, in each case as in effect immediately prior to the Effective Time (after giving effect to the Charter Amendment), shall be the Articles of Incorporation and By-Laws of the surviving corporation of the FBR Group Merger (the "Surviving Corporation").

       (c) As of the Effective Time, the name of the Surviving Corporation shall be changed to "Friedman, Billings, Ramsey Group, Inc."

      Section 1.6 BOARD AND OFFICERS OF THE SURVIVING CORPORATION. (a) The directors of Newco immediately following the Mergers shall be those Persons listed on Exhibit D hereto under the heading "Initial Directors," each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be. The officers of FBR Group immediately prior to the FBR Asset Effective Time shall be the initial

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officers of the Surviving Corporation following the Mergers, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be.

        (b) Unless prohibited by the requirements of applicable law or the standards of any applicable SRO, Newco shall include those persons listed on Exhibit D hereto under the heading "Continuing Directors" (the "Continuing Directors") in the management slate of nominees for election at the next annual or special meeting, each to fill a directorship position for a term ending at the next annual meeting of shareholders of Newco.

      Section 1.7 CONVERSION OF SHARES, CANCELLATION OF SHARES. (a) At the FBR Asset Effective Time, each FBR Asset Share issued and outstanding immediately prior to the FBR Asset Effective Time (other than FBR Asset Shares held directly by FBR Group or FBR Asset at the FBR Asset Effective Time (and not through a subsidiary), which FBR Asset Shares, by virtue of the FBR Asset Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive the FBR Asset Merger Consideration.

        (b) At the Effective Time, each FBR Group Class A Common Share issued and outstanding immediately prior to the Effective Time (other than shares held directly by FBR Group or Newco (as successor to FBR Asset) at the Effective Time (and not through a subsidiary), which FBR Group Class A Common Shares, by virtue of the FBR Group Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive the FBR Group Class A Merger Consideration and each FBR Group Class B Common Share issued and outstanding immediately prior to the Effective Time (other than shares held directly by FBR Group or Newco (as successor to FBR Asset) at the Effective Time (and not through a subsidiary), which FBR Group Class B Common Shares, by virtue of the FBR Group Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive the FBR Group Class B Merger Consideration.

        (c) At the FBR Asset Effective Time or the Effective Time, as applicable, the holders of such certificates previously evidencing the FBR Asset Shares, FBR Group Class A Common Shares, and FBR Group Class B Common Shares outstanding immediately prior to the FBR Asset Effective Time or the Effective Time, as applicable (collectively, the "Certificates") shall cease to have any rights with respect to such FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares, other than the right to receive the FBR Asset Merger Consideration, FBR Group Class A Merger Consideration or FBR Group Class B Merger Consideration, as applicable, for each such FBR Asset Share, FBR Group Class A Common Share, or FBR Group Class B Common Share or as otherwise provided herein or by law (including the right to receive dividends permitted hereby). Such FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares shall, by virtue of the applicable Merger and without any action on the part of Newco, FBR Group, FBR Asset or the holder thereof, be cancelled, retired and cease to exist, and no payment shall be made with respect thereto except as provided for herein.

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      Section 1.8   EXCHANGE PROCEDURES. (a) Prior to the FBR Asset Effective
Time and the Effective Time, as applicable, Newco shall appoint American Stock Transfer & Trust Company, or another bank or trust company reasonably acceptable to FBR Asset and FBR Group, to act as exchange agent (the "Exchange Agent") for the exchange of the FBR Asset Merger Consideration for the issued and outstanding FBR Asset Shares and the exchange of the applicable FBR Group Merger Consideration for the issued and outstanding FBR Group Common Shares.

       (b) PROVISION OF NEWCO CLASS A COMMON SHARES AND NEWCO CLASS B COMMON SHARES. Newco shall provide to the Exchange Agent on or before the FBR Asset Effective Time and the Effective Time, as applicable, for the benefit of the holders of FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares, a sufficient number of Newco Class A Common Shares and shares of Class B common stock, par value $.01 per share, of Newco ("Newco Class B Common Shares")issuable in exchange for the issued and outstanding FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares pursuant to Sections 1.7 and 1.8(e).

       (c) Exchange of FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of outstanding FBR Asset Shares, FBR Group Class A Common Shares or Class B Common Shares that were converted into the right to receive the FBR Asset Merger Consideration or the FBR Group Merger Consideration, as applicable, pursuant to
Section 1.7 a letter of notification (which shall be in a form and have such other provisions as FBR Asset and FBR Group may reasonably agree) describing the FBR Asset Merger Consideration or the FBR Group Merger Consideration, as applicable, issued to each such holder as a consequence of the Mergers and describing the procedures for surrendering their Certificates in exchange for new certificates representing the FBR Asset Merger Consideration, the FBR Group Class A Merger Consideration or the FBR Group Class B Merger Consideration, as applicable.

       (d) No Further Ownership Rights in FBR Asset Shares, FBR Group Class A Common Shares or FBR Group Class B Common Shares. All FBR Asset Merger Consideration and FBR Group Merger Consideration issued upon exchange of FBR Asset Shares, FBR Group Class A Common Shares or FBR Group Class B Common Shares in accordance with the terms of this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to such FBR Asset Shares, FBR Group Class A Common Shares or FBR Group Class B Common Shares subject, however, to the obligations of FBR Asset and FBR Group to pay, without interest and not more than 60 days following the Effective Time, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by FBR Asset or FBR Group on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such exchange, and there shall be no further registration of transfers on the stock transfer books of FBR Asset or FBR Group of the FBR Asset Shares, FBR Group Class A Common Shares and FBR Group Class B Common Shares that were outstanding immediately prior to the FBR Asset Effective Time or the Effective Time, as applicable.

       (e) NO FRACTIONAL SHARES. No fractional Newco Class A Common Shares shall be issued or delivered in the FBR Asset Merger. In lieu of any such fractional shares, each holder of FBR Asset Shares who would otherwise have been entitled to a fraction of an Newco Class A Common Share upon the effectiveness of the FBR Asset Merger and the surrender of Certificates for exchange pursuant to this Section 1.8 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Newco Class A Common Shares of which, but for this Section 1.8(e), would be issuable in the FBR Asset Merger. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of
(i) the number of full Newco Class A Common Shares delivered to the Exchange Agent by Newco over (ii) the aggregate number of full Newco Class A Common Shares to be distributed to holders or former holders of FBR Asset Shares and FBR Group Class A Common Shares hereunder (such excess being herein called the "Excess Shares"). The Exchange Agent, as agent for the former holders of FBR Asset Shares, shall sell the Excess Shares at the prevailing prices on the New York Stock Exchange (the "NYSE"). The sales of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, if any, including the expenses and compensation, if any, of the Exchange Agent, incurred in connection with such sale of Excess Shares paid by the Surviving Corporation. Until the proceeds of such sale have been distributed to the holders and former holders of FBR Asset Shares, the Exchange Agent will hold such proceeds in trust for such holders and former holders (the "Fractional Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of FBR Asset Shares in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such holders and former holders.

       (f) LOST OR STOLEN CERTIFICATES. In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall pay or issue (as applicable) in exchange therefor, upon the making of an affidavit of that fact and, if the Surviving Corporation so requires, the delivery of a reasonably suitable bond or indemnity by the holder thereof, such FBR Asset Merger Consideration or FBR Group Merger Consideration as may be required pursuant to this Agreement.

       (g) NO LIABILITY. None of Newco, FBR Asset, FBR Group or the Exchange Agent shall be liable to any person in respect of any FBR Asset Merger Consideration or FBR Group Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the FBR Asset Merger Consideration or FBR Group Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Surviving Corporation, upon demand, and any holders of FBR Asset Shares, FBR Group Class A Common Shares or FBR Group Class B Common Shares which have not been exchanged as contemplated by Section 1.8 shall thereafter look only to the Surviving Corporation for delivery of the FBR Asset Merger Consideration or FBR Group Merger Consideration, as applicable, subject to applicable abandoned property, escheat and other similar laws.

       (h) WITHHOLDING RIGHTS. The Exchange Agent or the Surviving Corporation shall be entitled to deduct and withhold from the FBR Asset Merger Consideration otherwise payable pursuant to Section 1.8(e) of this Agreement to any holder of FBR Asset Shares such amounts as the Exchange Agent or Newco is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of FBR Asset Shares in respect of which such deduction and withholding was made by the Exchange Agent or the Surviving Corporation.

      Section 1.9 STOCK OPTION AND OTHER PLANS. (a) At the FBR Asset Effective Time, each option granted by FBR Asset to purchase FBR Asset Shares ("FBR Asset Stock Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire FBR Asset Shares and shall be converted automatically into an option to purchase Newco Class A Common Shares in an amount and at an exercise price determined as provided below (and shall otherwise remain subject to the terms of the FBR Asset stock option plan pursuant to which such option has been issued and the agreement evidencing such grant thereunder):

                (i) The number of Newco Class A Common Shares to be subject to the new option shall be equal to the product of the number of FBR Asset Shares subject to the original option and 3.65; provided, however, that any fractional Newco Class A Common Shares resulting from such multiplication shall be rounded to the nearest whole share; and

                (ii) The exercise price per Newco Class A Common Share under the new option shall be equal to the exercise price per FBR Asset Share under the original option divided by 3.65; provided, however, that such exercise price shall be rounded down to the nearest whole cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

       (b) At the Effective Time, each option granted by FBR Group to purchase FBR Group Class A Common Shares ("FBR Group Stock Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire FBR Group Class A Common Shares and shall be converted automatically into an option to purchase a number of Newco Class A Common Shares equal to the number of FBR Group Class A Common Shares subject to such option immediately prior to the Effective Time at an exercise price per Newco Class A Common Share equal to the exercise price per FBR Group Class A Common Share in effect immediately prior to the Effective Time (and shall otherwise be subject to the terms of the FBR Group stock option plan pursuant to which such option has been issued and the agreement evidencing such grant thereunder). The adjustment provided herein with respect to any FBR Group Stock Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

      Section 1.10 REIT PROVISIONS. Not less than 10 days prior to the FBR Asset Effective Time, FBR Asset shall acquire 120 FBR Group Class A Common Shares. FBR Asset shall make an election as provided in Section 856(l)(1) of the Code, together with FBR Group, to treat FBR Group and each first-tier subsidiary of FBR Group in existence on the effective date of such election as a "taxable REIT subsidiary" effective as of the first business day preceding the FBR Asset Effective Time (provided, however, that if this Agreement is terminated pursuant to Section 6.1 hereof (or otherwise), FBR Asset shall promptly join FBR Group and each such subsidiary in a revocation of each such election). FBR Asset shall
(i) not elect to treat Newco as a "taxable REIT subsidiary" and (ii) maintain ownership of 100% of the common stock and any other equity securities of Newco at all times prior to the FBR Asset Effective Time. Newco shall (i) elect, in the time and manner provided by Section 856(c)(1) of the Code and the Treasury Regulations thereunder, to be a "real estate investment trust" for the taxable year ending on December 31st of the calendar year in which the Closing Date falls, (ii) timely make, and cause each first-tier subsidiary of FBR Group in existence immediately prior to the Effective Time to join in timely making, a joint election under Section 856(l)(1) on Form 8875 (or a successor form) to treat each first-tier subsidiary of FBR Group in existence immediately prior to the Effective Time as a "taxable REIT subsidiary" effective as of the FBR Asset Effective Time and (iii) not make a deemed sale election under Treasury Regulation Section 1.337(d)-7T(c) with respect to the assets of FBR Group.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF FBR ASSET

      Except as set forth in the disclosure schedule delivered by FBR Asset to FBR Group prior to the execution and delivery of this Agreement (the "FBR Asset Disclosure Schedule"), FBR Asset represents and warrants to FBR Group as follows, in each case as of the date of this Agreement, unless otherwise set forth herein or in the FBR Asset Disclosure Schedule:

      Section 2.1 ORGANIZATION AND QUALIFICATION OF FBR ASSET. (a) FBR Asset and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

      (b) Each of FBR Asset and its subsidiaries is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect. The term "FBR Asset Material Adverse Effect" means any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of FBR Asset and its subsidiaries, taken as a whole, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which FBR Asset and its subsidiaries operate, or (ii) the ability of FBR Asset to consummate the transactions contemplated hereby without material delay.

      Section 2.2 CORPORATE AUTHORIZATION. FBR Asset has all necessary corporate power and authority to execute and deliver this Agreement and, subject, in the case of the FBR Asset Merger, to the approval by the FBR Asset Shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the FBR Asset Board (based on the unanimous recommendation of the FBR Asset Special Committee) and no other corporate proceedings on the part of either of them is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the FBR Asset Merger, the approval and adoption of this Agreement by FBR Asset Shareholders representing more than two-thirds of the outstanding FBR Asset Shares entitled to vote at the Special Meeting (the "FBR Asset Shareholder Approval") prior to the consummation of the FBR Asset Merger in accordance with Section 13.1-718 of the VSCA). This Agreement has been duly and validly executed and delivered by FBR Asset and, assuming the due authorization, execution and delivery hereof by each of FBR Group and Newco, constitutes the valid, legal and binding agreement of FBR Asset, enforceable against FBR Asset in accordance with its terms.

      Section 2.3 SEC REPORTS; FINANCIAL STATEMENTS. FBR Asset has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 2001 (the "FBR Asset SEC Reports"). As of their respective dates and giving effect to any amendments thereto, each of the FBR Asset SEC Reports complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, each as in effect on the dates such forms, reports and documents were filed. None of the FBR Asset SEC Reports, including any financial statements, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of FBR Asset included in the FBR Asset SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the relevant periods (except as may be indicated in the notes thereto and, except in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC), the consolidated financial position of FBR Asset and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

      Section 2.4 CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Except as set forth in Section 2.4 of the FBR Asset Disclosure Schedule and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the rules and regulations of NYSE, state securities or "blue sky" laws and the filing and recordation of the Articles of Merger as required by the VSCA and such other filings, permits, authorizations, consents and approvals the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have an FBR Asset Material Adverse Effect, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any court or tribunal of competent jurisdiction in any jurisdiction or any foreign, federal, state or municipal governmental, regulatory or other administrative agency, department, commission, board, bureau, political subdivision or other authority or instrumentality including the National Association of Securities Dealers, Inc. ("NASD"), the SEC and any applicable domestic or foreign industry self-regulatory organization, including stock exchanges ("SRO") (each a "Regulatory Entity" and collectively, "Regulatory Entities") is necessary in connection with the execution and delivery by FBR Asset of this Agreement or the consummation by FBR Asset of the transactions contemplated hereby.

       (b) The execution, delivery and performance by FBR Asset of this Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by FBR Asset of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Articles of Incorporation or Bylaws of FBR Asset; (ii) subject to obtaining the FBR Asset Shareholder Approval, to complying with the applicable requirements, if any, of the Securities Act, Exchange Act, state securities or "blue sky" laws, the HSR Act, and the NASD, and to filing and recording the FBR Asset Articles of Merger as required by the VSCA, conflict with or violate any law applicable to FBR Asset, or any of its assets; (iii) conflict with, result in any breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration of, or create in another person or entity, a put right, purchase obligation or similar right under, any agreement to which FBR Asset is a party or by which FBR Asset, or any of its assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any encumbrance of any nature upon, or with respect to, FBR Asset or any of the assets now owned or hereafter acquired by FBR Asset; except for any such conflict or violation described in clause (ii) above, any such conflict, breach, default, or termination, acceleration or creation of any right described in clause (iii) above, or any such creation, imposition or acceleration described in clause (iv) above which, individually or in the aggregate, would not reasonably be expected to have an FBR Asset Material Adverse Effect.

      Section 2.5 OPINION OF FBR ASSET FINANCIAL ADVISOR. The FBR Asset Financial Advisor has delivered to the FBR Asset Special Committee its written opinion, dated the date of this Agreement, to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Exchange Ratio is fair to the holders of FBR Asset Shares (other than FBR Group and its affiliates) from a financial point of view, a signed copy of which opinion has been delivered to FBR Group.

      Section 2.6 BROKERS. Other than the FBR Asset Financial Advisor, no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of FBR Asset or any of its affiliates.

      Section 2.7 INFORMATION. None of the information supplied or to be supplied by FBR Asset in writing specifically for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 4.7(a) of this Agreement),
(ii) the Proxy Statement/Prospectus (as defined in

Section 4.7(a) of this Agreement) or (iii) any other document to be filed with the SEC or any other Regulatory Entity prior to the Effective Time (the "Other Filings") will, at the respective times filed with the SEC or other such Regulatory Entity and, in addition, in the case of the Proxy Statement/ Prospectus, at the date it or any amendment or supplement is mailed to the shareholders, and, at the time of the FBR Asset Special Meeting (as defined in Section 4.7(d) of this Agreement), contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      Section 2.8 CAPITALIZATION OF FBR ASSET AND ITS SUBSIDIARIES. As of November 8, 2002, the authorized capital stock of FBR Asset consists of 250,000,000 shares of capital stock, of which: (i) 200,000,000 are classified as Common Stock, par value $.01 per share, of which 25,054,332 shares are issued and outstanding, and (ii) 50,000,000 are classified as Preferred Stock, par value $.01 per share, none of which shares are issued or outstanding and since such date and through the date hereof no FBR Asset Shares have been issued other than upon the exercise of FBR Asset Stock Options. Other than FBR Asset Shares, no capital stock of FBR Asset has ever been issued or outstanding. All outstanding shares of capital stock of FBR Asset are duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, there are outstanding FBR Asset Stock Options in respect of 66,095 FBR Asset Shares at the exercise prices set forth in Section 2.8 of the Apple Disclosure Schedule. Except as set forth above or as set forth in Section 2.8 of the FBR Asset Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of FBR Asset, (B) no securities of FBR Asset or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of FBR Asset, (C) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from FBR Asset or its subsidiaries, and no obligations of FBR Asset or its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of FBR Asset and (D) no equity equivalents, interests in the ownership or earnings of FBR Asset or its subsidiaries or other similar rights (including stock appreciation rights)(collectively, "FBR Asset Securities"). Except as set forth in Section 2.8(a) of the FBR Asset Disclosure Schedule, there are no outstanding obligations of FBR Asset or any of its subsidiaries to repurchase, redeem or otherwise acquire any FBR Asset Securities or any capital stock, voting securities or other ownership interests in any subsidiary of FBR Asset.

      Section 2.9 NO DEFAULTS. As of the date hereof, none of FBR Asset or any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, letter of credit, other evidence of indebtedness, franchise, permit, guarantee, lease, license, contract, agreement or other instrument or obligation to which FBR Asset or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to FBR Asset, its subsidiaries or any of their respective properties or assets, except in the cases referred to in the preceding clauses (ii) and (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have an FBR Asset Material Adverse Effect.

      Section 2.10 STATE TAKEOVER STATUTES. The FBR Asset Board has taken all actions necessary to exempt the FBR Asset Merger from the operation of, and completion of the FBR Asset Merger would not violate, any applicable "fair price," "moratorium," "business combination," "control share acquisition" or any other applicable anti-takeover statute enacted under the laws of the Commonwealth of Virginia or, to the extent known to the FBR Asset Board, under any other state or federal law of the United States or any similar statute or regulation.

      Section 2.11 TAX MATTERS. (a) (i) FBR Asset and its subsidiaries have timely filed or will timely file all material Tax Returns required to be filed by them with any taxing authority, taking into account any extension of time to file, and all such Tax Returns are complete and correct in all material respects, (ii) all Taxes that are shown as due on such Tax Returns have been or, prior to the Closing Date, will be timely paid and all other material Taxes which are due and payable have been or, prior to the Closing Date, will be timely paid, (iii) no deficiency for Taxes has been asserted or assessed in writing by a taxing authority against FBR Asset or any of its subsidiaries for which there are not reserves in accordance with GAAP, (iv) FBR Asset and its subsidiaries have provided reserves in accordance with GAAP in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, (v) FBR Asset and its subsidiaries have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to a Tax assessment or deficiency, (vi) neither FBR Asset nor any of its subsidiaries is a party to any tax sharing agreement or arrangement other than with each other, (vii) there are not pending or threatened in writing any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of FBR Asset or any of its subsidiaries, and (viii) to the knowledge of FBR Asset, no liens for Taxes exist with respect to any of the assets or properties of FBR Asset or its subsidiaries, except for liens for Taxes that are not yet due or payable or that are being contested in good faith.

       (b) Since the beginning of its initial REIT taxable year commencing on the day before the closing date for the initial private placement of its shares of common stock and ended December 31, 1997, FBR Asset has (i) been subject to taxation as a real estate investment trust (a "REIT") within the meaning of
Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) not been described in Section 856(c)(6) of the Code,
(iii) not incurred any material liability for Tax arising from "prohibited transactions" within the meaning of Section 857(b)(6) of the Code, and (iv) not been subject to excise tax under Section 4981 of the Code. FBR Asset does not have any property that is subject to the rules of Section 1374 of the Code and the Treasury Regulations thereunder pursuant to Treasury Regulation Sections 1.337(d)-5T, -6T or -7T.

       (c) Neither FBR Asset nor any of its subsidiaries has made or is obligated to make any payment (including any transfer of property or provision of any benefit) in connection with the transactions contemplated by this Agreement which, alone or aggregated with any other payment, would be (i) an excess parachute payment within the meaning of Section 280(G) of the Code, or
(ii) non-deductible remuneration for purposes of Section 162(m) of the Code.

       (d) As used in this Agreement, "Taxes" shall mean any and all taxes, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes and customs duties, tariffs, and similar charges. "Tax Returns" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

      Section 2.12 INVESTMENT COMPANY ACT OF 1940. None of FBR Asset nor any of its subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

      Section 2.13 NEWCO ACTIONS. As of the date hereof, the authorized capital stock of Newco consists of 100 Newco Common Shares, all of which are issued, outstanding and owned by FBR Asset. Newco has not incurred any obligations or conducted any business except as necessary and appropriate to effect the consummation of the Mergers in accordance with this Agreement.

      Section 2.14 EMPLOYEES. None of FBR Asset or its subsidiaries maintains any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, severance, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, health or life insurance plans or any other employee benefit plans, contracts or arrangements (collectively, "Compensation and Benefit Plans").

      Section 2.15 PERMITS AND LICENSES. (a) Each of FBR Asset and its subsidiaries has in effect all permits, licenses, exemptions, orders, and approvals necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those permits, licenses, exemptions, orders, and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect, and there has occurred no suspension, revocation or cancellation under any such permits, licenses, exemptions, orders and approvals, other than suspensions, revocations and cancellations which would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect.

       (b) Except as would not be reasonably expected to have an FBR Asset Material Adverse Effect, to the knowledge of FBR Asset, all officers, directors, and employees of FBR Asset and its subsidiaries that are required, as a result of their positions with FBR Asset and/or FBR Asset's subsidiaries, to be registered or licensed with the SEC or the NASD are currently registered or licensed in the appropriate capacity with the SEC or the NASD and all such registrations and licenses are in full force and effect and no suspension or cancellation of any of them is pending or, to the knowledge of FBR Asset, threatened.

      Section 2.16 Compliance with Laws. (a) None of FBR Asset and its subsidiaries is in violation of any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, permits, licenses, authorizations, orders or approvals applicable to its business or employees conducting its business, except for violations which would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect.

       (b) Except as would not be reasonably expected to have an FBR Asset Material Adverse Effect, to FBR Asset's knowledge, none of FBR Asset and its subsidiaries has received any notification from any Regulatory Entity or the staff thereof (i) asserting that FBR Asset or any of its subsidiaries is not in compliance with any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, or orders which such Regulatory Entity enforces, (ii) threatening in writing to revoke any permits, licenses, authorizations, order or approvals, or (iii) requiring FBR Asset or any of its subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or memorandum of understanding, or (y) to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

       (c) Except as would not be reasonably expected to have an FBR Asset Material Adverse Effect, since January 1, 1999, neither FBR Asset nor any of its subsidiaries, nor, to FBR Asset's knowledge, any of their respective officers, directors, or employees, as a result of their positions with FBR Asset or its subsidiaries, has been the subject of any disciplinary proceeding or order of any Regulatory Entity which would be required to be disclosed on SEC Forms ADV or BD, and no such disciplinary proceeding or order is pending or, to the knowledge of FBR Asset, threatened; and neither FBR Asset nor any of its subsidiaries, nor any of their respective officers, directors or employees, as a result of their positions with FBR Asset or its subsidiaries, has been permanently enjoined by any Regulatory Entity from engaging in or continuing any conduct or practice in connection with any activity required to be disclosed on SEC Forms ADV or BD or in connection with the purchase or sale of any security. Neither FBR Asset nor any of its subsidiaries, nor any of their respective officers, directors or employees, as a result of their positions with FBR Asset or its subsidiaries, is or has been ineligible to serve as, or subject to any disqualification which would result in any denial, suspension or revocation of the registration of, or any limitation on the activities of FBR Asset or any of its subsidiaries as, an investment adviser under the provisions of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), or as a broker-dealer under the Exchange Act, or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

       (d) Except as would not be reasonably expected to have an FBR Asset Material Adverse Effect, neither FBR Asset nor any of its subsidiaries, nor any "associated person" (as defined in the Exchange Act) thereof, is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.

      Section 2.17 Absence of Certain Changes or Events. Since January 1, 2002, FBR Asset and its subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had, individually or in the aggregate, an FBR Asset Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect, (b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to FBR Asset Shares, (c) any split, combination or reclassification of any of FBR Asset's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by FBR Asset or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the FBR Asset SEC Reports or required by a change in GAAP.

      Section 2.18 LITIGATION; REGULATORY ACTION. Except as would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect: no Litigation before any court, arbitrator, mediator or Regulatory Entity is pending against FBR Asset or any of its subsidiaries, and, to FBR Asset's knowledge, no such Litigation has been threatened in writing or orally to an attorney in FBR Asset's legal department; neither FBR Asset nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with any Regulatory Entity; and to FBR Asset's knowledge, neither FBR Asset nor any of its subsidiaries has been notified by any Regulatory Entity to the effect that such Regulatory Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding or similar submission.

       Section 2.19 UNDISCLOSED LIABILITIES. There are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of FBR Asset, including but not limited to liabilities for Taxes, that are not reflected, or reserved against, in the balance sheet of FBR Asset as of December 31, 2001, except for those that may have been incurred after December 31, 2001 in the ordinary course of business or that would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect or that are disclosed in the FBR Asset SEC Reports.

      Section 2.20 NO DISSENTERS' RIGHTS. Nothing in the Articles of Incorporation or the Bylaws of FBR Asset or any of its subsidiaries provides or would provide to any Person, including without limitation the FBR Asset Shareholders, upon execution of this Agreement, the FBR Asset Merger or any other agreements, documents, certificates or other instruments contemplated hereby and consummation of the transactions contemplated hereby and thereby, rights of dissent and appraisal of any kind.

      Section 2.21 INTELLECTUAL PROPERTY. Neither FBR Asset nor any of its subsidiaries is infringing upon any intellectual property rights of any other Person nor, to the knowledge of FBR Asset, is any other Person infringing on any of FBR Asset's or its subsidiaries' rights in respect of the intellectual property owned and used by any of such entities, except for any such infringement which would not reasonably be expected to have, individually or in the aggregate, an FBR Asset Material Adverse Effect.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF FBR GROUP

      Except as set forth in the disclosure schedule delivered by FBR Group to FBR Asset prior to the execution and delivery of this Agreement (the "FBR Group Disclosure Schedule"), FBR Group represents and warrants to FBR Asset as follows, in each case as of the date of this Agreement, unless otherwise set forth herein or in the FBR Group Disclosure Schedule:

      Section 3.1 ORGANIZATION AND QUALIFICATION OF FBR GROUP. (a) FBR Group and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

       (b) Each of FBR Group and its subsidiaries is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect. The term "FBR Group Material Adverse Effect" means any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of FBR Group and its subsidiaries, taken as a whole, other than any change or effect arising out of a decline or deterioration in the economy in general or the industry in which FBR Group and its subsidiaries operate, or (ii) the ability of FBR Group to consummate the transactions contemplated hereby without material delay.

       (c) (i) Except as set forth in Section 3.1(c)(i)(A) of the FBR Group Disclosure Schedule, Exhibit 21.1 of FBR Group's Annual Report on Form 10-K for the year ended December 31, 2001 sets forth a complete and correct list of all of FBR Group's subsidiaries. Except for the capital stock and securities referred to in the immediately following sentence, there are no outstanding shares of capital stock or other equity securities of each such subsidiary, options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such subsidiary, or contracts, commitments, understandings or arrangements by which such subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock or other securities evidencing ownership of FBR Group's subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as otherwise disclosed in Section 3.1(c)(i)(B) of the FBR Group Disclosure Schedule, such shares or other securities are owned by FBR Group or subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest with respect thereto. Except as would not reasonably be expected to have an FBR Group Material Adverse Effect, each of FBR Group's subsidiaries (A) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing (to the extent the concepts of "qualification to do business" and "good standing" exist) in all jurisdictions (whether supranational, federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

           (ii) Within thirty (30) days of the date of this Agreement, Section 3.1(c)(ii)(A) of the FBR Group Disclosure Schedule will set forth a list of all equity securities (except for the equity securities of FBR Group's subsidiaries referred to in subsection (c)(i) of this Section 3.1) FBR Group or any of its subsidiaries holds that amount to, in the aggregate, beneficial ownership or control by FBR Group or any of its subsidiaries of 10% or more of any class of the issuer's voting securities, 10% or more of any class of the issuer's securities or 10% or more of the issuer's total equity, including a description of any such issuer and the percentage of the issuer's voting and/or non-voting securities and, as of the Effective Time, no additional Persons would need to be included on such a list. Within thirty (30) days of the date of this Agreement,
Section 3.1(c)(ii)(B) of the FBR Group Disclosure Schedule will set forth a list of all partnerships, limited liability companies, joint ventures or similar entities in which it owns or controls an equity, partnership or membership interest, directly or indirectly, and the nature and amount of each such interest and as of the Effective Time no additional Persons would need to be included on such list.

      Section 3.2 CORPORATE AUTHORIZATION. FBR Group has all necessary corporate power and authority to execute and deliver this Agreement, and, subject, in the case of the FBR Group Merger, to the approval by the FBR Group Shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the FBR Group Board (based on the unanimous recommendation of the FBR Group Special Committee) and no other corporate proceedings on the part of either of them is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the FBR Group Merger, the vote of the holders of a majority of the outstanding shares entitled to vote on the FBR Group Merger at a meeting at which a quorum exists (the "FBR Group Shareholder Approval") prior to the consummation of the FBR Group Merger in accordance with Section 13.1-718 of the
VSCA). This Agreement has been duly and validly executed and delivered by FBR Group and, assuming the due authorization, execution and delivery hereof by FBR Asset and Newco, constitutes the valid, legal and binding agreement of FBR Group, enforceable against FBR Group in accordance with its terms.

Section 3.3 REPORTS; FINANCIAL STATEMENTS. Since January 1, 1998, FBR Group and each of its subsidiaries have filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Entity (the "FBR Group Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect. FBR Group has filed all required forms, reports and documents with the SEC since January 1, 2001 (the "FBR Group SEC Reports"). As of their respective dates and giving effect to any amendments thereto, each of the FBR Group Regulatory

Reports and FBR Group SEC Reports complied as to form in all material respects with all applicable requirements of the Securities Act or the Exchange Act, or such other statute, regulation or rule, as the case may be, each as in effect on the dates such forms, reports and documents were filed. None of the FBR Group SEC Reports, including any financial statements, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of FBR Group included in the FBR Group SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP applied on a consistent basis throughout the relevant periods (except as may be indicated in the notes thereto and, except in the case of unaudited quarterly statements, as permitted by Form 10-Q of the
SEC), the consolidated financial position of FBR Group and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Except as disclosed in Section 3.3(a) of the FBR Group Disclosure Schedule and for normal examinations conducted by a Regulatory Entity in the ordinary course of business of FBR Group and its subsidiaries, and except as would not be reasonably expected to have an FBR Group Material Adverse Effect, no Regulatory Entity has initiated any proceeding or, to the knowledge of FBR Group, formal investigation into the business or operations of FBR Group or any of its subsidiaries and there is no unresolved violation by any Regulatory Entity with respect to any report or statement relating to any examinations of FBR Group or any of its subsidiaries.

      Section 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. (a) Except as set forth in Section 3.4 of the FBR Group Disclosure Schedule and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the rules and regulations of any SRO, including but not limited to the NASD and the NYSE, state securities or "blue sky" laws, and the Bank Holding Company Act (collectively, with the approvals set forth in Section 3.4 of the FBR Group Disclosure Schedule, the "FBR Group Regulatory Approvals") and the filing and recordation of the Articles of Merger as required by the VSCA and such other filings, permits, authorizations, consents and approvals the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have an FBR Group Material Adverse Effect, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any Regulatory Entity is necessary in connection with the execution and delivery by FBR Group of this Agreement or the consummation by FBR Group of the transactions contemplated hereby.

       (b) The execution, delivery and performance by FBR Group of this Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by FBR Group of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Articles of Incorporation or Bylaws of FBR Group; (ii) subject to obtaining the FBR Group Shareholder Approval and the FBR Group Regulatory Approvals, and to filing and recording the FBR Group Articles of Merger as required by the VSCA, conflict with or violate any law applicable to FBR Group, or any of its assets; (iii) conflict with, result in any breach of, or constitute a default under

(or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration of, or create in another Person, a put right, purchase obligation or similar right under, any agreement to which FBR Group is a party or by which FBR Group, or any of its assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any encumbrance of any nature upon, or with respect to, FBR Group or any of the assets now owned or hereafter acquired by FBR Group; except for any such conflict or violation described in clause (ii) above, any such conflict, breach, default or termination, acceleration or creation of any right described in clause (iii) above, or any such creation, imposition or acceleration described in clause (iv) above which, individually or in the aggregate, would not reasonably be expected to have an FBR Group Material Adverse Effect.

      Section 3.5 OPINION OF FBR GROUP FINANCIAL ADVISOR. The FBR Group Financial Advisor has delivered to the FBR Group Special Committee and the FBR Group Board its written opinion, dated as of the date of this Agreement, that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the FBR Group Class A Merger Consideration to be paid to the holders of FBR Group Class A Common Shares (other than FBR Group or FBR Asset) pursuant to this Agreement is fair to the holders of FBR Group Class A Common Shares from a financial point of view, a signed copy of which opinion has been delivered to FBR Asset.

      Section 3.6 BROKERS. Other than the FBR Group Financial Advisor, no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of FBR Group or any of its affiliates (other than FBR Asset).

      Section 3.7 INFORMATION. None of the information supplied or to be supplied by FBR Group in writing specifically for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 4.7(a) of this Agreement),
(ii) the Proxy Statement/Prospectus (as defined in Section 4.7(a) of this Agreement), or (iii) the Other Filings will, at the respective times filed with the SEC or such other Regulatory Entity and, in addition, in the case of the Proxy Statement/Prospectus, at the date it or any amendment or supplement is mailed to the shareholders, and, at the time of the FBR Group Special Meeting (as defined in Section 4.7(d) of this Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      Section 3.8 CAPITALIZATION OF FBR GROUP AND ITS SUBSIDIARIES. As of October 31, 2002, the authorized capital stock of FBR Group consists of 265,000,000 shares of capital stock, of which: (i) 150,000,000 are classified as FBR Group Class A Common Shares, of which 24,083,520 shares are issued and outstanding, (ii) 100,000,000 are classified as FBR Group Class B Common Shares, 26,319,599 of which shares are issued or outstanding and (iii) 15,000,000 are classified as Preferred Stock, par value $.01 per share, none of which shares are issued or outstanding and since such date and through the date hereof no FBR Group Common Shares have been issued other than upon the exercise of FBR Group Stock Options. All outstanding shares of capital stock of FBR Group are duly authorized, validly issued, fully paid and nonassessable. As of September 30, 2002, there are outstanding FBR Group Stock Options in respect of 7,563,505 FBR Group Class A Common Shares at the exercise prices set forth in Section 3.8 of the FBR Group Disclosure Schedule. Except as set forth above or as set forth in Section 3.8 of the FBR Group Disclosure Schedule, there are outstanding (A) no shares of capital stock or other voting securities of FBR Group, (B) no securities of FBR Group or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of FBR Group, (C) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from FBR Group or its subsidiaries, and no obligations of FBR Group or its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of FBR Group and (D) no equity equivalents, interests in the ownership or earnings of FBR Group or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "FBR Group Securities"). Except as set forth in Section
3.8 of the FBR Group Disclosure Schedule, there are no outstanding obligations of FBR Group or any of its subsidiaries to repurchase, redeem or otherwise acquire any FBR Group Securities or any capital stock, voting securities or other ownership interests in any subsidiary of FBR Group.

      Section 3.9 NO DEFAULTS. As of the date hereof, none of FBR Group or any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, letter of credit, other evidence of indebtedness, franchise, permit, guarantee, lease, license, contract, agreement or other instrument or obligation to which FBR Group or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to FBR Group, its subsidiaries or any of their respective properties or assets, except in the cases referred to in the preceding clauses (ii) and (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have an FBR Group Material Adverse Effect.

      Section 3.10 STATE TAKEOVER STATUTES. The FBR Group Board has taken all actions necessary to exempt the FBR Group Merger from the operation of, and completion of the FBR Group Merger would not violate, any applicable "fair price," "moratorium," "business combination," "control share acquisition" or any other applicable anti-takeover statute enacted under the laws of the Commonwealth of Virginia or, to the extent known to the FBR Group Board, under any other state or federal law of the United States or any similar statute or regulation.

      Section 3.11 TAX MATTERS. (a) (i) FBR Group and its subsidiaries have timely filed or will timely file all material Tax Returns required to be filed by them with any taxing authority, taking into account any extension of time to file, and all such Tax Returns are complete and correct in all material respects, (ii) all Taxes that are shown as due on such Tax Returns have been or, prior to the Closing Date, will be timely paid and all other material Taxes which are due and payable have been or, prior to the Closing Date, will be timely paid, (iii) no deficiency for Taxes has been asserted or assessed in writing by a taxing authority against FBR Group or any of its subsidiaries for which there are not reserves in accordance with GAAP, (iv) FBR Group and its subsidiaries have provided reserves in accordance with GAAP in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, (v) FBR Group and its subsidiaries have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to a Tax assessment or deficiency, (vi) neither FBR Group nor any of its subsidiaries is a party to any tax sharing agreement or arrangement other than with each other, (vii) there are not pending or threatened in writing any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of FBR Group or any of its subsidiaries, and (viii) to the knowledge of FBR Group, no liens for Taxes exist with respect to any of the assets or properties of FBR Group or its subsidiaries, except for liens for Taxes that are not yet due or payable or that are being contested in good faith.

       (b) Neither FBR Group nor any of its subsidiaries has made or is obligated to make any payment (including any transfer of property or provision of any benefit) in connection with the transactions contemplated by this Agreement which, alone or aggregated with any other payment, would be (i) an excess parachute payment within the meaning of Section 280(G) of the Code, or
(ii) non-deductible remuneration for purposes of Section 162(m) of the Code.

       (c) As of September 30, 2002, FBR Group did not have more than Ten Million Dollars ($10,000,000) of accumulated earnings and profits (as calculated for federal income tax purposes) that Newco would be required to distribute to comply with Section 857(a)(2)(B) of the Code.

       (d) FBR Group and its subsidiaries have not, and as of the Effective Time will not have, incurred any liability (including any liability incurred prior to or at the Effective Time as a result of or in connection with the transactions contemplated pursuant to or in anticipation of this Agreement and the Mergers) with respect to (i) any deferred intercompany gain within the meaning of Treas. Reg. ss. 1.1502-13 or (ii) any excess loss account (within the meaning of Treas. Reg. ss. 1.1502-19) with respect to any subsidiary of FBR Group.

       (e) FBR Group does not, and as of the Effective Time will not, (i) own directly any "securities" of any issuer (within the meaning of Section 856(c)(4)
(B) of the Code) other than the securities of its subsidiaries set forth in
Section 3.11(e) of the FBR Group Disclosure Schedule and assets described in
Section 856(c)(4)(A) of the Code; (ii) derive any gross income other than gains, dividends and interest with respect to the securities of its subsidiaries set forth in Section 3.11(e) of the FBR Group Disclosure Schedule and income described in Section 856(c)(3) of the Code; or (iii) own directly an interest in any entity treated as a partnership or a disregarded entity for federal income tax purposes.

      Section 3.12 OWNERSHIP OF FBR ASSET CAPITAL STOCK. Except as listed on
Section 3.12 of the FBR Group Disclosure Schedule, as of the date hereof, neither FBR Group nor any of its subsidiaries nor, to its knowledge, any of its affiliates (other than FBR Asset), (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of FBR Asset or securities convertible into or exchangeable for shares of capital stock of FBR Asset.

      Section 3.13 PERMITS AND LICENSES. (a) Each of FBR Group and its subsidiaries has in effect all permits, licenses, exemptions, orders, and approvals necessary for it to own, lease, or operate its material assets and to carry on its business as now conducted, except for those permits, licenses, exemptions, orders, and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect, and there has occurred no suspension, revocation or cancellation under any such permits, licenses, exemptions, orders and approvals, other than suspensions, revocations and cancellations which would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

       (b) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, to the knowledge of FBR Group, all officers, directors, and employees of FBR Group and its subsidiaries that are required, as a result of their positions with FBR Group and/or FBR Group's subsidiaries, to be registered or licensed with the SEC or the NASD are currently registered or licensed in the appropriate capacity with the SEC or the NASD and all such registrations and licenses are in full force and effect and no suspension or cancellation of any of them is pending or, to the knowledge of FBR Group, threatened.

      Section 3.14 COMPLIANCE WITH LAWS. (a) None of FBR Group and its subsidiaries is in violation of any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, permits, licenses, authorizations, orders or approvals applicable to its business or employees conducting its business, except for violations which would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

       (b) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, to FBR Group's knowledge, none of FBR Group and its subsidiaries has received any notification from any Regulatory Entity or the staff thereof (i) asserting that FBR Group or any of its subsidiaries is not in compliance with any federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, or orders which such Regulatory Entity enforces, (ii) threatening in writing to revoke any permits, licenses, authorizations, order or approvals, or (iii) requiring FBR Group or any of its subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive or memorandum of understanding, or (y) to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

       (c) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, and except as disclosed in Section 3.14(c)(i) of the FBR Group Disclosure Schedule, since January 1, 1999, neither FBR Group nor any of its subsidiaries, nor, to FBR Group's knowledge, any of their respective officers, directors, or employees, has been the subject of any disciplinary proceeding or order of any Regulatory Entity which would be required to be disclosed on SEC Forms ADV or BD, and no such disciplinary proceeding or order is pending or, to the knowledge of FBR Group, threatened; and, except as disclosed in Section 3.14(c)(ii) of the FBR Group Disclosure Schedule, neither FBR Group nor any of its subsidiaries, nor any of their respective officers, directors or employees, has been permanently enjoined by any Regulatory Entity from engaging in or continuing any conduct or practice in connection with any activity required to be disclosed on SEC Forms ADV or BD or in connection with the purchase or sale of any security. Except as disclosed in Schedule Section

3.14(c)(iii) of the FBR Group Disclosure Schedule, neither FBR Group nor any of its subsidiaries, nor any of their respective officers, directors or employees, is or has been ineligible to serve as, or subject to any disqualification which would result in any denial, suspension or revocation of the registration of, or any limitation on the activities of FBR Group or any of its subsidiaries as, an investment adviser under the provisions of the Investment Advisers Act or as a broker-dealer under the Exchange Act, or ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

       (d) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, neither FBR Group nor any of its subsidiaries, nor any "associated person" (as defined in the Exchange Act) thereof, is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.

      Section 3.15  ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in
Schedule 3.15 to the FBR Group Disclosure Schedule, since January 1, 2002, FBR Group and its subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had, individually or in the aggregate, an FBR Group Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect, (b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to FBR Group Common Shares, (c) any split, combination or reclassification of any of FBR Group's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by FBR Group or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the FBR Group SEC Reports or required by a change in GAAP.

      Section 3.16  LITIGATION; REGULATORY ACTION. Except as set forth in
Section 3.16 of the FBR Group Disclosure Schedule or would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect: no Litigation before any court, arbitrator, mediator or Regulatory Entity is pending against FBR Group or any of its subsidiaries, and, to FBR Group's knowledge, no such Litigation has been threatened in writing or orally to an attorney in FBR Group's legal department; neither FBR Group nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with any Regulatory Entity; and to FBR Group's knowledge, neither FBR Group nor any of its subsidiaries has been notified by any Regulatory Entity to the effect that such Regulatory Entity is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding or similar submission.

      Section 3.17 UNDISCLOSED LIABILITIES. There are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of FBR Group, including but not limited to liabilities for Taxes, that are not reflected, or reserved against, in the balance sheet of FBR Group as of December 31, 2001, except for those that may have been incurred after December 31, 2001 in the ordinary course of business or that would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect or that are disclosed in the FBR Group SEC Reports.

      Section 3.18  TRANSACTIONS WITH AFFILIATES. Except as disclosed in the
FBR Group SEC Reports filed prior to the date hereof or in Section 3.18 of the FBR Group Disclosure Schedule, from January 1, 2002 through the date hereof there have been no transactions, agreements, arrangements or understandings between FBR Group or any of its subsidiaries, on the one hand, and FBR Group's affiliates (other than wholly owned subsidiaries of FBR Group) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      Section 3.19 NO DISSENTERS' RIGHTS. Nothing in the Articles of Incorporation or the Bylaws of FBR Group or any of its subsidiaries provides or would provide to any Person, including without limitation the FBR Group Shareholders, upon execution of this Agreement, the FBR Group Merger or any other agreements, documents, certificates or other instruments contemplated hereby and consummation of the transactions contemplated hereby and thereby, rights of dissent and appraisal of any kind.

      Section 3.20 INTELLECTUAL PROPERTY. Except as set forth in Section 3.20 to the FBR Group Disclosure Schedule, neither FBR Group nor any of its subsidiaries is infringing upon any intellectual property rights of any other Person nor, to the knowledge of FBR Group, is any other Person infringing on any of FBR Group's or its subsidiaries' rights in respect of the intellectual property owned and used by any of such entities, except for any such infringement which would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

      Section 3.21 INVESTMENT COMPANY ACT. Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, FBR Group and each of its subsidiaries are in compliance with the provisions of Section 15(f) of the Investment Company Act applicable thereto.

      Section 3.22 OWNERSHIP OF BANKING ORGANIZATIONS. Except with respect to FBR National Bank & Trust, neither FBR Group nor any of its subsidiaries owns or controls, directly or indirectly, 5% or more of any class of voting stock of any depository institution (as defined in the Federal Deposit Insurance Act).

      Section 3.23 KEY MAN LIFE INSURANCE. FBR Group currently maintains key man life insurance for each of the FBR Group executives listed in Section 3.23 of the FBR Group Disclosure Schedule in the amounts set forth immediately across from such executive's name on such FBR Group Disclosure Schedule.

      Section 3.24 EMPLOYEES. (a) Neither FBR Group nor any of its subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding as of the date hereof, with respect to the employment of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will).

       (b) (i) Except as would not be reasonably likely to have an FBR Group Material Adverse Effect, (A) all Compensation and Benefit Plans maintained by FBR Group (the "FBR Group Compensation and Benefit Plans") have been operated in accordance with their terms and are in substantial compliance with all applicable law; (B) each FBR Group Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and FBR Group is not aware of any circumstances which could reasonably be expected to result in the revocation or denial of any such favorable determination letter or the loss of the qualification of such Plan under Section 401(a) of the Code; (C) there is no pending or, to the knowledge of FBR Group, threatened litigation relating to the FBR Group Compensation and Benefit Plans; and (D) neither FBR Group nor any of its subsidiaries has engaged in a transaction with respect to any FBR Group Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to subject FBR Group or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

           (ii) Neither FBR Group nor any of its subsidiaries presently contributes to a "multiemployer plan" within the meaning of Section 3(37) of ERISA, nor have they contributed to such a plan within the past six calendar years.

           (iii) Except as would not be reasonably expected to have an FBR Group Material Adverse Effect, all contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made or have been reflected on the consolidated financial statements included in the FBR Group SEC Reports.

           (iv) Neither FBR Group nor any of its subsidiaries has any obligations for post-termination health and life benefits other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state or local law.

           (v) Neither FBR Group nor any entity which is considered one employer with FBR Group under Section 4001 of ERISA or Section 414 of the Code maintains any plan which is subject to Title IV of ERISA.

      Section 3.25 DERIVATIVE INSTRUMENTS. Any swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements, whether entered into for the account of FBR Group or for the account of a customer of FBR Group or one of its subsidiaries, were entered into in the ordinary course of business and to the knowledge of FBR Group, in accordance with prudent business practice and applicable rules, regulations and policies of any applicable Regulatory Entity and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of FBR Group or one of its subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. FBR Group and each of its subsidiaries have duly performed in all respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to FBR Group's knowledge, there are no breaches, violations or defaults of such by any party thereunder.

      Section 3.26 INVESTMENT ADVISORY ACTIVITIES. (a) Each of the investment companies managed by FBR Group or its subsidiaries (the "FBR Group Funds") is being managed in compliance with all applicable laws, rules and regulations of Regulatory Entities having jurisdiction over such FBR Group Funds (or series thereof) and of any State in which such FBR Group Fund (or series thereof) is registered, qualified or sold, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

       (b) If FBR Group or any of its subsidiaries is or has been during the past five years an "investment adviser" within the meaning of the Investment Advisers Act, such entity was registered, licensed or qualified as an investment adviser under the Investment Advisers Act and is not subject to any liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

       (c) Each FBR Group Fund has been operated in compliance with its respective objectives, policies and restrictions, including without limitation those set forth in the applicable prospectus and registration statement for that Fund or governing instruments for that FBR Group Fund, except where lack of compliance would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect. FBR Group and its subsidiaries have operated each of its investment accounts in accordance with the investment objectives and guidelines in effect for each such investment account, except where lack of compliance would not reasonably be expected to have, individually or in the aggregate, an FBR Group Material Adverse Effect.

                                   ARTICLE IV

                                    COVENANTS

      Section 4.1 CONDUCT OF BUSINESS OF FBR ASSET AND FBR GROUP. Except as expressly contemplated by this Agreement or as set forth in Section 4.1 of the FBR Asset Disclosure Schedule or the FBR Group Disclosure Schedule, as applicable, during the period from the date hereof to the Effective Time, each of FBR Asset and FBR Group will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and seek to preserve its relationships with customers, suppliers and others having business dealings with them, in each case as determined in good faith by the FBR Asset Board or FBR Group Board, as the case may be. Without limiting the generality of the foregoing, and except (x) as otherwise contemplated by this Agreement, (y) as set forth in Section 4.1 of the FBR Asset Disclosure Schedule or the FBR Group Disclosure Schedule, as applicable, or (z) in the ordinary course of business consistent with past practice, from and after the date hereof and prior to the earlier of (i) the Effective Time or (ii) termination of this Agreement, neither FBR Asset nor FBR Group will, and each of FBR Asset and FBR Group will cause its subsidiaries not to, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed):

       (a) amend its charter or bylaws or the articles or other similar governing instrument of any of its subsidiaries in any manner adverse to any other party hereto;

       (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights);

       (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries; provided, that nothing shall prevent FBR Asset from making distributions equal to the greater of (i) FBR Asset's regular quarterly distributions of $1.25 per FBR Asset Share or (ii) such distributions as may be required to cause FBR Asset to have distributed 100% of its taxable income for the taxable year ended December 31, 2002 as may be necessary to maintain FBR Asset's status as a REIT and to prevent FBR Asset from incurring any liability for Taxes with respect to such taxable year under
Section 857(b) of the Code and Section 4981 of the Code;

       (d) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it and maintain its books and records other than in accordance with GAAP consistently applied;

       (e) take any action, or omit to take any action, which action or omission could reasonably be expected to terminate or jeopardize FBR Asset's continuing status as a REIT or Newco's ability to qualify as a REIT following the Mergers or would subject FBR Asset or Newco to any U.S. federal income or excise Tax;

       (f) enter into any agreement with an affiliate on terms less favorable to FBR Group or FBR Asset than the terms that would be obtained in an agreement with a third party on an arm's-length basis;

       (g) take, or agree in writing or otherwise to take, (i) any of the actions described in Sections 4.1(a) through 4.1(f) to the extent that such actions would be prohibited thereby, except to the extent such actions would not have, or reasonably be expected to have, an FBR Asset Material Adverse Effect or a FBR Group Material Adverse Effect, or (ii) any action which would result in any of the material conditions to the Mergers set forth herein not being satisfied;

       (h) materially increase any compensation or enter into or materially amend any employment, severance or other arrangement with any of its officers, directors or employees earning more than $250,000 per annum, other than as required by law or any contract or existing plan or in connection with new hires; and

       (i) other than as required by law, adopt any new employee benefit plan or materially amend any existing plans or rights.

      Section 4.2 OTHER ACTIONS. Each of FBR Asset and FBR Group shall use commercially reasonable efforts not to take any action that would result in (i) any representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Mergers set forth in Article V not being satisfied.

      Section 4.3  NO SOLICITATION. (a)   FBR Asset shall not (whether directly
or indirectly through advisors, agents or other intermediaries), and shall use its commercially reasonable efforts to cause its officers, directors, employees, affiliates, agents and representatives, not to, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or offer access to the properties, books or records of FBR Asset, to, any Person or group (other than FBR Group or any designees of FBR Group) concerning any Competing Transaction. Notwithstanding the foregoing, FBR Asset may furnish information and access, in each case only in response to an unsolicited written proposal that constitutes, or that the FBR Asset Board or FBR Asset Special Committee, after consultation with its financial advisors, determines is reasonably likely to lead to, a Superior Proposal (provided that FBR Asset shall first enter into a confidentiality agreement with such third party on terms no less favorable to FBR Asset than the terms of the confidentiality agreement between FBR Asset and FBR Group) and may thereafter participate in discussions and negotiate with the Person or group making such proposal. FBR Asset shall provide a copy of such written proposal (which shall identify the party making such proposal) and any amendments thereto to FBR Group within one business day after receipt thereof and, thereafter, shall keep FBR Group promptly advised of material developments with respect thereto; provided, however, that, nothing contained in this Section 4.3(a) shall prevent FBR Asset, the FBR Asset Board or the FBR Asset Special Committee from (i) taking, and disclosing to the FBR Asset Shareholders, a position complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with respect to a Competing Transaction or (ii) making any disclosure to the FBR Asset Shareholders, if, in the good faith judgment of the FBR Asset Board or the FBR Asset Special Committee, after receiving advice of outside legal counsel, failure to disclose would be reasonably likely to constitute a breach of its fiduciary duties to FBR Asset or the FBR Asset Shareholders under applicable law (including a duty of candor) or otherwise be a violation of any applicable law.

       (b) Except as set forth in this Section 4.3(b), neither the FBR Asset Board nor any committee thereof shall (i) withdraw or modify its recommendation that the FBR Asset Shareholders approve this Agreement, or (ii) approve or recommend, or authorize or cause FBR Asset to enter into any agreement or letter of intent with respect to, any Competing Transaction (other than a confidentiality agreement on the terms described in Section 4.3(a)). Notwithstanding the foregoing, prior to the FBR Asset Special Meeting (as defined in Section 4.7(d) of this Agreement), after consultation with the FBR Asset Special Committee's outside legal counsel and independent financial advisor, the FBR Asset Special Committee may withdraw or modify its recommendation that the FBR Asset Shareholders approve this Agreement in connection with FBR Asset's receipt of a Superior Proposal, and the FBR Asset Board may withdraw or modify its recommendation that the FBR Asset
Shareholders approve this Agreement, and may authorize and cause FBR Asset to enter into an agreement with respect to, or approve or recommend, a Superior Proposal; provided, however, that FBR Asset shall, prior to or concurrently with the execution of any such agreement, terminate this Agreement pursuant to
Section 6.1(c) and pay, or cause to be paid, to FBR Group the amounts required by Section 6.3(a).

       (c) FBR Group shall not (whether directly or indirectly through advisors, agents or other intermediaries), and shall use its commercially reasonable efforts to cause its officers, directors, employees, affiliates, agents and representatives not to encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or offer access to the properties, books or records of FBR Group, to, any Person or group (other than FBR Asset or any designees of FBR Asset) concerning any Competing Transaction. Notwithstanding the foregoing, FBR Group may furnish information and access, in each case only in response to an unsolicited written proposal that constitutes, or that the FBR Group Board or FBR Group Special Committee, after consultation with its financial advisors, determines is reasonably likely to lead to, a Superior Proposal (provided that FBR Group shall first enter into a confidentiality agreement with such third party on terms no less favorable to FBR Group than the terms of the confidentiality agreement between FBR Asset and FBR Group) and may thereafter participate in discussions and negotiate with the Person or group making such proposal. FBR Group shall provide a copy of such written proposal (which shall identify the party making such proposal) and any amendments thereto to FBR Asset within one business day after receipt thereof and, thereafter, shall keep FBR Asset promptly advised of material developments with respect thereto; provided, however, that, nothing contained in this
Section 4.3(c) shall prevent FBR Group, the FBR Group Board or the FBR Group Special Committee from (i) taking, and disclosing to the FBR Group Shareholders, a position complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with respect to a Competing Transaction or (ii) making any disclosure to the FBR Group Shareholders, if, in the good faith judgment of the FBR Group Board or the FBR Group Special Committee, after receiving advice of outside legal counsel, failure to disclose would be reasonably likely to constitute a breach of its fiduciary duties to FBR Group or the FBR Group Shareholders under applicable law (including a duty of candor) or otherwise be a violation of any applicable law.

       (d) Except as set forth in this Section 4.3(d), neither the FBR Group Board nor any committee thereof shall (i) withdraw or modify its recommendation that the FBR Group Shareholders approve this Agreement or (ii) approve or recommend, or authorize or cause FBR Group to enter into any agreement or letter of intent with respect to, any Competing Transaction (other than a confidentiality agreement on the terms described in Section 4.3(c)). Notwithstanding the foregoing, prior to the FBR Group Special Meeting (as defined in Section 4.7(d) of this Agreement), after consultation with the FBR Group Special Committee's outside legal counsel and independent financial advisor, the FBR Group Special Committee may withdraw or modify its recommendation that the FBR Group Shareholders approve this Agreement, and the FBR Group Board may withdraw or modify its recommendation that the FBR Group Shareholders approve this Agreement in connection with FBR Group's receipt of a Superior Proposal, and may authorize and cause FBR Group to enter into an agreement with respect to, or approve or recommend, a Superior Proposal; provided, however, that FBR Group shall, prior to or concurrently with the earliest of (x) the withdrawal or modification of the FBR Group Board's recommendation that the FBR Group Shareholders approve this Agreement and (y) the execution of any such agreement, terminate this Agreement pursuant to Section 6.1(e) and pay, or cause to be paid, to FBR Asset the amounts required by Section 6.3(b).

       (e)   For purposes of this Agreement:

           (i) "Competing Transaction" shall mean any of the following with respect to FBR Asset or FBR Group, as applicable, or any material subsidiary thereof (other than the transactions contemplated by this Agreement (including all schedules and exhibits attached hereto or referred to herein)): any tender offer or exchange offer for, or any other proposal for the acquisition of a substantial equity interest in, or of a substantial portion of the assets of, or any merger, consolidation or other business combination or similar transaction with, FBR Asset or FBR Group, as applicable or any of its material subsidiaries.

           (ii) "Superior Proposal" shall mean any bona fide proposal relating to a Competing Transaction which is on terms which the FBR Asset Board or FBR Asset Special Committee or the FBR Group Board or FBR Group Special Committee, as applicable, determines in its good faith judgment, after consulting with an independent financial advisor of nationally recognized reputation, and taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the party making the proposal, (i) to be more favorable to the FBR Asset Shareholders or the FBR Group Shareholders, as applicable, than the Mergers and (ii) is reasonably capable of being consummated.

      Section 4.4 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) contesting any legal proceeding challenging the Mergers and (ii) the execution of any additional instruments, including the Articles of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, each party hereto agrees to use commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the shareholder votes with respect to the Mergers. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action. FBR Group, Newco and FBR Asset each will use commercially reasonable efforts to obtain consents, approvals or waivers of all third parties and Regulatory Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; provided that, subject to Section
4.4 of the FBR Group Disclosure Schedule, nothing contained herein shall require FBR Group or Newco to agree to hold separate or to divest or dispose of any of its or FBR Asset's businesses, properties or assets or cease engaging in any business or otherwise take any action which, individually or in the aggregate, could reasonably be expected to impair the ability of

Newco in any material respect to own and operate the respective assets and businesses of its subsidiaries, FBR Group and FBR Asset, after giving effect to the Mergers.

       (b) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Regulatory Entities and other third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

       (c) Subject to applicable laws governing the exchange of information, each of FBR Group and FBR Asset will, upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any third party or Regulatory Entity.

       (d) FBR Group and FBR Asset shall promptly advise each other upon receiving any communication from any Regulatory Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.

      Section 4.5 PUBLIC ANNOUNCEMENTS. FBR Group and FBR Asset will consult with each other and give each other reasonable advance notice before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Mergers. Each party hereto shall incorporate in the press release or other public statement such information as shall reasonably be requested to be included therein by the other party hereto. Notwithstanding the foregoing, either party hereto may, without the prior consent of the other party, issue any press release or make any public announcement that may be required by law or the rules or requirements of any Regulatory Entity, if it has used its commercially reasonable efforts to consult with the other party but has been unable to do so in a timely manner. The parties agree that the initial press release to be issued with respect to the Mergers shall be in the form heretofore agreed to by the parties.

      Section 4.6 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Newco shall indemnify, defend and hold harmless the officers, directors and employees of FBR Asset and FBR Group (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities (i) arising out of the transactions contemplated by this Agreement or arising as a result thereof or (ii) otherwise arising prior to the Effective Time, in each case to the fullest extent permitted or required under (A) applicable law, (B)any indemnification agreements between FBR Asset or FBR Group and any such person and (C) FBR Asset's or FBR Group's Articles of Incorporation and Bylaws as in effect as of the date hereof. Newco agrees to maintain in effect for not less than six years after the Closing Date coverage no less favorable than the current policies of directors' and officers' liability insurance maintained by FBR Asset and FBR Group with respect to matters occurring prior to the Closing Date; provided that Newco shall not be required to pay aggregate annual premiums for insurance under this Section 4.6 in excess of 300% of the aggregate annual premium paid by FBR Asset or FBR Group, as applicable, as of the date of this Agreement for such purpose, but in such case shall purchase such coverage as Newco may reasonably obtain for such amount.

       (b) If Newco or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 4.6, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

      Section 4.7 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS. (a) Newco, FBR Group and FBR Asset shall cooperate and promptly prepare and Newco shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Newco Class A Common Shares and Newco Class B Common Shares issuable in the Mergers, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders of FBR Group and of FBR Asset in connection with the Mergers
(the "Proxy Statement/Prospectus"). The parties will cause the Form S-4 and the Proxy Statement/ Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Newco shall use commercially reasonable efforts, and FBR Group and FBR Asset will cooperate with Newco, to have the Form S-4 declared effective by the SEC as promptly as practicable. Newco shall use its commercially reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement. The Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of FBR Group and FBR Asset, and the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of FBR Group and FBR Asset agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of FBR Group and FBR Asset, or, in the case of the Form S-4 or any amendments or supplements thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Newco will advise FBR Group and FBR Asset promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Newco Class A Common Shares and Newco Class B Common Shares issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for additional information.

      (b) FBR Asset covenants that the Proxy Statement/Prospectus shall include the recommendation of the FBR Asset Board and of the FBR Asset Special Committee that the FBR Asset Shareholders approve the FBR Asset Merger, this Agreement and the other transactions contemplated hereby; provided, that such recommendations may be excluded or may be withdrawn, modified or amended if FBR Asset shall approve or recommend a Superior

Proposal or enter into an agreement with respect to a Superior Proposal in accordance with Section 4.3.

       (c) FBR Group covenants that the Proxy Statement/Prospectus shall include the recommendation of the FBR Group Board and of the FBR Group Special Committee that the FBR Group Shareholders approve this Agreement and the FBR Group Merger; provided, that such recommendations may be excluded or may be withdrawn, modified or amended if FBR Group shall approve or recommend a Superior Proposal or enter into an agreement with respect to a Superior Proposal in accordance with Section 4.3.

       (d) Each of FBR Asset and FBR Group will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (respectively, the "FBR Asset Special Meeting" and the "FBR Group Special Meeting") as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders, as required, to the transactions contemplated hereby. Subject to Sections 4.3 and 4.7(b) and (c), the FBR Asset Board and the FBR Group Board shall each take all lawful action to solicit such consent, including, without limitation, timely mailing of the Proxy Statement/ Prospectus. FBR Asset and FBR Group shall coordinate and cooperate with respect to the timing of such meetings and shall use commercially reasonable efforts to hold such meetings on the same day.

     (e) During the period from the date hereof through the earlier of (x) the date on which the FBR Group Merger is consummated or (y) the date on which this Agreement is terminated according to its terms, FBR Group shall cast or cause to be cast all votes attributable to the FBR Asset Shares owned of record by FBR Group or any of its subsidiaries, at any annual or special meeting of shareholders of FBR Asset, including any adjournments or postponements thereof, or in connection with any written consent or other vote of shareholders of FBR Asset, (i) in favor of adoption of this Agreement and approval of the FBR Asset Merger and the other transactions contemplated by this Agreement and (ii) against approval or adoption of any action or agreement (other than this Agreement or the transactions contemplated hereby) made or taken in opposition to or in competition with the FBR Asset Merger. Notwithstanding the foregoing, FBR Group will retain the right to vote its FBR Asset Shares, in its sole discretion, on all matters other than those described in the preceding sentence, and FBR Group may grant proxies and enter into voting agreements or voting trusts for its FBR Asset Shares in respect of such other matters.

      Section 4.8 SPECIAL REIT-QUALIFYING DIVIDENDS. On or before December 31st of the calendar year in which the Effective Time falls, Newco shall pay a cash dividend to its shareholders in an amount sufficient such that Newco meets the requirements of Section 857(a)(2)(B) of the Code in the taxable year in which the Closing Date falls.

      Section 4.9 ACCESS TO INFORMATION. (a) Between the date hereof and the Effective Time, each of FBR Asset and FBR Group, upon reasonable notice and during ordinary business hours, will grant the other and its authorized representatives reasonable access to its employees, offices and other facilities and books and records as each party may, from time to time, reasonably request in connection with the completion of the transactions contemplated hereby.

       (b) Each of FBR Asset and FBR Group agrees that all information received from the other as contemplated by this Section shall be deemed received pursuant to the Confidentiality Agreement, dated as of October 7, 2002, between them (the "Confidentiality Agreement"), and that each party shall, and shall cause its subsidiaries, affiliates and their respective directors, officers, employees, agents and representatives to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated by reference with the same effect as if fully set forth herein.

      Section 4.10 STATE TAKEOVER STATUTES. Each of FBR Asset and FBR Group will use its commercially reasonable efforts to take any permissible actions it believes necessary to exempt the Mergers from the operation of any applicable "fair price," "moratorium," "business combination," "control share acquisition" or any other applicable anti-takeover statute enacted under the state or federal laws of the United States or any similar statute or regulation. Neither FBR Asset nor FBR Group will exercise any rights it may have under applicable anti-takeover statutes to nullify, delay or otherwise affect this Agreement or the consummation of the transactions contemplated hereby.

      Section 4.11 NEWCO ACTIONS. Prior to the FBR Asset Effective Time, except as contemplated by Section 1.3(a), Newco shall not issue any shares of its capital stock. Newco shall take, and FBR Asset shall use its commercially reasonable efforts to cause Newco to take, all actions necessary and appropriate to consummate the Mergers, subject to the terms and conditions of this Agreement, including, without limitation, using its commercially reasonable efforts to cause the Newco Class A Common Shares to be issued in the Mergers and the Newco Class A Common Shares issuable upon conversion of the Newco Class B Common Shares to be issued in the Mergers to be approved for listing on the NYSE. Newco shall not, and FBR Asset shall cause Newco not to, incur any obligations or conduct any business except as necessary and appropriate to effect the consummation of the Mergers in accordance with this Agreement.

      Section 4.12 NEWCO BOARD OF DIRECTORS. The parties hereto shall take all actions necessary to ensure that the Board of Directors of Newco (the "Newco Board") shall consist of the individuals listed on Exhibit D under the heading "Initial Directors" immediately prior to, and as of, the FBR Asset Effective Time.

      Section 4.13 ADVICE OF CHANGES. FBR Group and FBR Asset shall promptly advise the other party upon learning of any change or event having or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it or which it believes would or would be reasonably expected to cause or constitute a material breach of any of its representations, warranties or covenants contained herein that would reasonably be expected to result in a failure of the conditions set forth in Sections 5.2 and 5.3 to be satisfied.

      Section 4.14 TAX OPINIONS. Each of Newco, FBR Asset and FBR Group shall cooperate with the others in obtaining the opinions described in Section 5.1(c), 5.1(f) and 5.3(c) hereof. In rendering such opinions, each of Wachtell, Lipton, Rosen & Katz, Hogan & Hartson L.L.P. and Hunton & Williams may conduct such due diligence (and Newco, FBR Asset and FBR Group shall cooperate in such due diligence) as is customary and may rely upon and require such certificates of Newco, FBR Asset and FBR Group and/or their officers as are customary for such opinions.

      Section 4.15 LETTER DELIVERY. Prior to the Effective Time, FBR Group shall deliver to FBR Asset copies of the waiver letters required by Section
4.15 of the FBR Group Disclosure Schedule.

      Section 4.16  TAX STUDY.  FBR Group shall procure and deliver to
FBR Asset and Newco a study of a nationally recognized independent accounting firm mutually acceptable to FBR Asset and FBR Group, in form and substance reasonably acceptable to FBR Asset and Newco, dated as of the Closing Date, stating the estimated amount of current and accumulated earnings and profits (as determined for federal income tax purposes) that FBR Group will have as of the Effective Time and that, with respect to Newco immediately following the Effective Time, will be treated as "earnings and profits accumulated in any non-REIT year" within the meaning of Section 857(a)(2)(B) of the Code.

      Section 4.17 MANAGEMENT OF FBR ASSET. Except as expressly contemplated by this Agreement, during the period from the date hereof until the Effective Time, FBR Group will manage FBR Asset pursuant to the terms of the Management Agreement, as amended by that certain Agreement to Extend Management Agreement, dated as of the date hereof, in a manner consistent with past practices.

                                   ARTICLE V

                   CONDITIONS TO CONSUMMATION OF THE MERGERS

      Section 5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGERS. The respective obligations of FBR Group and FBR Asset to effect the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

       (a) this Agreement and the FBR Asset Merger shall have been approved at the FBR Asset Special Meeting by FBR Asset Shareholders representing more than two-thirds of the outstanding FBR Asset Shares entitled to vote at the FBR Asset Special Meeting;

       (b) this Agreement and the FBR Group Merger shall have been approved at the FBR Group Special Meeting by the vote of the holders of a majority of the outstanding FBR Group Common Shares entitled to vote at the FBR Group Special Meeting;

       (c) FBR Group shall have received an opinion of Wachtell, Lipton, Rosen & Katz, and FBR Asset shall have received an opinion of Hogan & Hartson L.L.P., in each case in form and substance reasonably acceptable to FBR Group and FBR Asset, respectively, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, each of the FBR Group Merger and the FBR Asset Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that the FBR Group Merger will not be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Code;

       (d) the Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

       (e) the shares of Newco Class A Common Stock to be issued in the Mergers and the shares of Newco Class A Common Stock issuable upon conversion of the Newco Class B Common Stock to be issued in the FBR Group Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

       (f) FBR Asset, FBR Group and Newco each shall have received an opinion of Hunton & Williams in form and substance reasonably acceptable to FBR Asset and FBR Group, dated as of the Closing Date, to the effect that, commencing with the taxable year beginning on the Closing Date and ending on December 31 of the calendar year in which the Effective Time takes place, Newco's organization and intended method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under Sections 856 through 860 of the Code (with customary assumptions and qualifications and based on customary representations);

       (g) except as would not reasonably be expected to have an FBR Group Material Adverse Effect or an FBR Asset Material Adverse Effect, all approvals, consents and authorizations of, filings and registrations with, and applications and notifications to all third parties and Regulatory Entities required for the consummation of the Mergers shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable law shall have expired; and

       (h) no existing or future statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Regulatory Entity which has the effect of making the consummation of either of the Mergers illegal or prevents or prohibits consummation of the either of the Mergers.


      Section 5.2 CONDITIONS TO THE OBLIGATIONS OF FBR ASSET. The obligation of FBR Asset to effect the FBR Asset Merger and the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

       (a) The representations and warranties of FBR Group contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Material Adverse Effect qualifier therein) does not, individually or in the aggregate, constitute an FBR Group Material Adverse Effect, and at the Closing FBR Group shall have delivered to FBR Asset a certificate signed by a senior officer to that effect; and

       (b) The obligations of FBR Group to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects, and at the Closing FBR Group shall have delivered to FBR Asset a certificate signed by a senior officer to that effect.

      Section 5.3 CONDITIONS TO THE OBLIGATIONS OF FBR GROUP. The obligation of FBR Group to effect the FBR Group Merger and the transactions contemplated hereby is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

       (a) The representations and warranties of FBR Asset contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Material Adverse Effect qualifier therein) does not, individually or in the aggregate, constitute an FBR Asset Material Adverse Effect, and at the Closing FBR Asset shall have delivered to FBR Group a certificate signed by a senior officer to that effect; provided that any failure of a representation or warranty of FBR Asset to be true and correct of which FBR Group has knowledge as of the date hereof shall be deemed not to be a failure of such representation or warranty to be true and correct for purposes of this Section 5.3(a);

       (b) The obligations of FBR Asset to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects, and at the Closing FBR Asset shall have delivered to FBR Group a certificate signed by a senior officer to that effect; and

       (c) Newco and FBR Group shall have received an opinion of Hunton & Williams, in form and substance reasonably acceptable to Newco and FBR Group, dated the Closing Date, to the effect that, commencing with its taxable year commencing on the day before the closing date for the initial private placement of its shares of common stock and ended December 31, 1997, FBR Asset was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code (with customary assumptions and qualifications and based on customary representations).

      Section 5.4 FRUSTRATION OF CLOSING CONDITIONS. Neither FBR Group nor FBR Asset may rely on the failure of any condition set forth in Sections 5.1 through 5.3 to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Mergers and the transactions contemplated hereby, as required by and subject to
Section 4.4.

                                  ARTICLE VI

                         TERMINATION; AMENDMENT; WAIVER

      Section 6.1 TERMINATION. This Agreement may be terminated and the Mergers contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of FBR Asset or FBR Group at the FBR Asset Special Meeting or the FBR Group Special Meeting, respectively:

      (a)  by mutual written consent of FBR Group, FBR Asset and Newco;

      (b) by FBR Group or FBR Asset if (i) any Regulatory Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting either of the Mergers and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that no party may terminate this Agreement pursuant to this paragraph if such party has failed to fulfill its obligations under
Section 4.4 of this Agreement; (ii) the Mergers have not been consummated prior to July 31, 2003; provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party to this Agreement whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the primary cause of or resulted in the failure of the Mergers to occur on or before such date; (iii) the approval of this Agreement by the FBR Asset Shareholders as provided in
Section 5.1(a) shall not have been obtained at the FBR Asset Special Meeting or any adjournment or postponement thereof; or (iv) the approval of this Agreement by the FBR Group Shareholders as provided in Section 5.1(b) shall not have been obtained at the FBR Group Special Meeting or any adjournment or postponement thereof;

      (c) by FBR Asset if, prior to the Effective Time, the FBR Asset Special Committee or the FBR Asset Board approves or recommends another offer or an agreement to effect a Superior Proposal made by a third party in accordance with Section 4.3 and FBR Asset has paid FBR Group the amounts required by Section 6.3(a);

      (d) by FBR Group if, prior to the Effective Time, the FBR Asset Special Committee or the FBR Asset Board (i) shall have withdrawn or modified in any manner adverse to FBR Group its approval or recommendation of this Agreement or the Mergers, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of FBR Group) to effect a Competing Transaction, (iii) shall have resolved to effect any of the foregoing or (iv) shall for any reason fail to hold the FBR Asset Special Meeting by July 20, 2003;

      (e) by FBR Group if, prior to the Effective Time, the FBR Group Special Committee or the FBR Group Board approves or recommends another offer or an agreement to effect a Superior Proposal made by a third party in accordance with Section 4.3 and FBR Group has paid to FBR Asset the amounts required by Section 6.3(b);

      (f) by FBR Asset if, prior to the Effective Time, the FBR Group Special Committee or the FBR Group Board (i) shall have withdrawn or modified in any manner adverse to FBR Asset its approval or recommendation of this Agreement or the Mergers, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of FBR Asset) to effect a Competing Transaction, (iii) shall have resolved to effect any of the foregoing or (iv) shall for any reason fail to hold the FBR Group Special Meeting by July 20, 2003;

      (g) by FBR Asset if there has been a violation or breach by FBR Group of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 5.2(a) or (b) at the time of such breach or violation and such violation or breach has not been waived by FBR Asset nor cured by FBR Group prior to the earlier of (i) 30 business days after the giving of written notice to FBR Group of such breach and (ii) July 31, 2003;

      (h) by FBR Group if there has been a violation or breach by FBR Asset of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Section 5.3(a) or (b) at the time of such breach or violation and such violation or breach has not been waived by FBR Group nor cured by FBR Asset prior to the earlier of (i) 30 business days after the giving of written notice to FBR Asset of such breach and (ii) July 31, 2003;

      (i)  by FBR Asset if the average closing sales price of FBR Group
Class A Common Shares on the New York Stock Exchange Composite Transaction Tape (as reported in The Wall Street Journal) for the ten (10) trading day period ending on and including the last trading day immediately preceding the first to occur of the date of the FBR Asset Special Meeting or the FBR Group Special Meeting or any adjournment or postponement thereof is less than $8.75; or

      (j)  by FBR Group if the average closing sales price of FBR Group
Class A Common Shares on the New York Stock Exchange Composite Transaction Tape (as reported in The Wall Street Journal) for the ten (10) trading day period ending on and including the last trading day immediately preceding the first to occur of the date of the FBR Asset Special Meeting or the FBR Group Special Meeting or any adjournment or postponement thereof is greater than $10.55.

The party desiring to terminate this Agreement pursuant to this Section 6.1 shall give written notice of such termination to the other party.

      Section 6.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section and Sections 2.6, 3.6, 6.3 and
Article VII which shall remain in full force and effect and survive any termination of this Agreement. Nothing contained in this Section shall relieve any party from liability for any willful breach of this Agreement.

Section 6.3  TERMINATION FEE.

       (a) Prior to or concurrently with the termination of this Agreement pursuant to Section 6.1(c), or within 3 days after any termination pursuant to Section 6.1(d), FBR Asset shall promptly pay FBR Group an amount equal to the sum of (i) Fourteen Million Two Hundred Thousand dollars ($14,200,000) and (ii) FBR Group's actual expenses related to this Agreement and the transactions contemplated hereby (provided, however, that the maximum amount that FBR Asset shall be required to pay FBR Group pursuant to this clause
(ii) shall be Two Million Five Hundred Thousand dollars ($2,500,000) regardless of the actual amount of FBR Group's actual expenses related to this Agreement and the transactions contemplated hereby) (such sum, the "FBR Asset Termination Fee"); provided, however, if this Agreement is terminated in accordance with the provisions of this first sentence of Section 6.3(a) within thirty (30) days of the date hereof, the FBR Asset Termination Fee will be deemed to include only the amount set forth in Section 6.3(a)(i). If this Agreement is terminated pursuant to (x) Section 6.1(b)(iii) and prior to the FBR Asset Special Meeting a proposal for a Competing Transaction with respect to FBR Asset shall have been made public, or (y) pursuant to Section 6.1(h) due to the failure or incapability of a condition set forth in Section 5.2(b) to be satisfied, and within one year of such termination FBR Asset enters into an agreement with respect to a Competing Transaction, FBR Asset shall pay FBR Group the FBR Asset Termination Fee prior to entering into any agreement with respect to such Competing Transaction.

       (b) Prior to or concurrently with the termination of this Agreement pursuant to Section 6.1(e) or within 3 days after any termination pursuant to
Section 6.1(f), FBR Group shall promptly pay FBR Asset an amount equal to the sum of (i) Eight Million Eight Hundred Thousand dollars ($8,800,000) and (ii) FBR Asset's actual expenses related to this Agreement and the transactions contemplated hereby (provided, however, that the maximum amount that FBR Group shall be required to pay FBR Asset pursuant to this clause (ii) shall be Two Million Five Hundred Thousand dollars ($2,500,000) regardless of the actual amount of FBR Asset's actual expenses related to this Agreement and the transactions contemplated hereby) (such sum, the "FBR Group Termination Fee"); provided, however, if this Agreement is terminated in accordance with the provisions of this first sentence of Section 6.3(b) within thirty (30) days of the date hereof, the FBR Group Termination Fee will be deemed to include only the amount set forth in Section 6.3(b)(i); provided, further, however, that the FBR Group Termination Fee shall not exceed the sum of (A) the maximum amount that can be paid to FBR Asset without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by FBR Asset's independent accountants, and (B) in the event FBR Asset receives an opinion from outside counsel (a "Termination Fee Tax Opinion") or a ruling from the IRS (a "Termination Fee Ruling"), in either case holding that FBR Asset's receipt of the FBR Group Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by FBR Asset of the remaining balance of the FBR Group Termination Fee following the receipt of and pursuant to such ruling or opinion would not be deemed constructively received prior thereto, the FBR Group Termination Fee less the amount payable under clause (A) above; provided, however, that, if the Termination Fee Tax Opinion or the Termination Fee Ruling is based on the absence of constructive receipt, the amount that will be paid upon the receipt of the Termination Fee Tax Opinion or the Termination Fee Ruling will be the maximum amount that can be paid at that time without causing FBR Asset to fail the REIT Requirements, as determined by FBR Asset's independent accountants based on the Termination Fee Tax Opinion or Termination Fee Ruling, and any remaining amount payable to FBR Asset pursuant to clause (B) shall be paid as soon as it shall be possible to do so without causing FBR Asset to fail the REIT Requirements, as determined by FBR Asset's independent accountants based on the Termination Fee Tax Opinion or Termination Fee Ruling. FBR Group's obligation to pay any unpaid portion of the FBR Group Termination Fee shall terminate five years from the date of this Agreement. In the event that FBR Asset is not able to receive the full FBR Group Termination Fee, FBR Group shall place the unpaid amount in escrow and shall not release any portion thereof to FBR Asset unless and until FBR Asset receives either a Termination Fee Tax Opinion or a Termination Fee Ruling, in which event FBR Group shall pay to FBR Asset the unpaid FBR Group Termination Fee;

provided, however, that, if the Termination Fee Tax Opinion or the Termination Fee Ruling is based on the absence of constructive receipt, the amount that will be paid upon the receipt of the Termination Fee Tax Opinion or the Termination Fee Ruling will be the maximum amount that can be paid at that time without causing FBR Asset to fail the REIT Requirements, as determined by FBR Asset's independent accountants based on the Termination Fee Tax Opinion or Termination Fee Ruling, and any remaining amount payable to FBR Asset shall be paid as soon as it shall be possible to do so without causing FBR Asset to fail the REIT Requirements, as determined by FBR Asset's independent accountants based on the Termination Fee Tax Opinion or Termination Fee Ruling. Subject to the satisfaction of the conditions in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the fifth anniversary of the date of this Agreement. Such escrow shall terminate on the fifth anniversary of the date of this Agreement, and any remaining balance in such escrow shall be returned to Oaktree. If this Agreement is terminated pursuant to (x) Section 6.1(b)(iv) and prior to the FBR Group Special Meeting a proposal for a Competing Transaction with respect to FBR Group shall have been made public, or (y) pursuant to Section 6.1(g) due to the failure or incapability of a condition set forth in Section 5.3(b) to be satisfied, and within one year of such termination FBR Group enters into an agreement with respect to a Competing Transaction, FBR Group shall pay FBR Asset the FBR Group Termination Fee prior to entering into any agreement with respect to such Competing Transaction (subject to the limitations set out in this paragraph).

       (c) Except as set forth in this Section 6.3(c), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Mergers and the other transactions contemplated hereby are consummated; provided, however, that FBR Asset and FBR Group shall share equally (i) the filing fee of FBR Asset's pre-merger notification report under the HSR Act, if any, and (ii) all fees and expenses, other than accountants' and attorneys' fees, incurred with respect to the printing, filing and mailing (as applicable) of the Form S-4 and the Proxy Statement, including any related preliminary materials and any amendments or supplements thereto. All fees and expenses payable pursuant to this Section 6.3(c) shall be paid by wire transfer of same-day funds.

      Section 6.4 AMENDMENT. This Agreement may be amended by action taken by the FBR Asset Special Committee, FBR Group and Newco at any time before or after approval of the Mergers by the FBR Asset Shareholders and the FBR Group Shareholders, but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

      Section 6.5  EXTENSION; WAIVER.  At any time prior to the Effective
Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and expressly referring to this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VII

                                 MISCELLANEOUS

      Section 7.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time. This Section shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

      Section 7.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

      Section 7.3 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including recognized courier service) or mailed, certified or registered mail with postage prepaid, or communicated by facsimile transmission (receipt confirmed), as follows:
            if to FBR Group or Newco:

                        1001 19th Street North
                        Arlington, Virginia  22209
                        Attention:  William Ginivan, Esq.
                        Fax:  (703) 469-1140
            with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attention:  Trevor S. Norwitz, Esq.
                        Fax:  (212) 403-2000

            if to FBR Asset:

                        1001 19th Street North
                        Arlington, Virginia 22209
                        Attention:  Stephen D. Harlan
                                 c/o Cathy Sigalas, Esq.
                        Fax:  (703) 469-1176
            with a copy to:

                        Hogan & Hartson L.L.P.
                        Columbia Square
                        555 13th Street, Northwest
                        Washington, District of Columbia  20004
                        Attention:  J. Warren Gorrell, Jr., Esq.
                                    David W. Bonser, Esq.
                        Fax:  (202) 637-5910

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

      Each such notice, request, demand, application, service of process and other communication shall be deemed to have been given (i) as of the date faxed or delivered (which, with respect to a recognized courier service, shall be deemed to mean the business day following the date sent),
(ii) as of the fifth business day after the date mailed, or (iii) if given by any other means, only when actually received by the addressee.

      Section 7.4 Governing Law; Consent to Jurisdiction; Jury Waiver. Except for matters that are necessarily governed by the VSCA, including the provisions of Article I hereof and the fiduciary duties of the FBR Asset Board, FBR Asset Special Committee, FBR Group Board, FBR Group Special Committee and the Newco Board, which matters will be governed by the laws of the Commonwealth of Virginia, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. Each of the parties hereto
(i) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the State of New York or a New York state court. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action or proceeding arising out of or relating to this Agreement.

      Section 7.5 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court sitting in the State of New York or in any New York state court, in addition to any other remedy to which any party is entitled at law or in equity.

      Section 7.6  Descriptive Headings; Schedules, Interpretation.

       (a) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this

Agreement. Any matter disclosed pursuant to any Section of the FBR Asset Disclosure Schedule or the FBR Group Disclosure Schedule shall be deemed to qualify each representation and warranty of FBR Asset and FBR Group, respectively, so long as the relevance of such matter to such representations and warranties is reasonably apparent on the face of the information disclosed. Any matter set forth in the FBR Asset SEC Reports or the FBR Group SEC Reports, as the case may be, shall be deemed to be set forth in the applicable Section of the FBR Asset Disclosure Schedule or the FBR Group Disclosure Schedule, as the case may be, and no matter disclosed in the FBR Asset SEC Reports or the FBR Group SEC Reports shall be deemed to constitute a breach of any representation or warranty of FBR Asset or FBR Group, as the case may be, set forth herein.

       (b) As used in this Agreement, (i) the term "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation"; (ii) "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) "Person" means, as applicable, a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Regulatory Entity (as defined in Section 2.4 hereof) or any other entity, whether acting in an individual, fiduciary or other capacity; (iv) definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (v) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (vi) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibit to this Agreement unless otherwise specified; (vii) the word "or" shall not be exclusive; (viii) provisions shall apply, when appropriate, to successive events and transactions; and
(ix) the terms "subsidiary" and "affiliate", as used herein with reference to FBR Group, shall be deemed not to include FBR Asset and its subsidiaries, and the term "affiliate", as used herein with reference to FBR Asset, shall be deemed not to include FBR Group and its subsidiaries and affiliates, other than FBR Asset and its subsidiaries.

      Section 7.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 4.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 7.8 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                                    FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

                                    By:     /s/ Eric Billings
                                       --------------------------------
                                    Name:       Eric Billings
                                    Title:      Vice Chairman and Co-Chief
                                                Executive Officer

                                    FBR ASSET INVESTMENT CORPORATION

                                    By:     /s/ Stephen D. Harlan
                                       --------------------------------
                                    Name:       Stephen D. Harlan
                                    Title:      Director

                                    FOREST MERGER CORPORATION

                                    By:     /s/ Richard J. Hendrix
                                       --------------------------------
                                    Name:       Richard J. Hendrix
                                    Title:      President

                                    EXHIBIT D

                                 NEWCO DIRECTORS



Initial Directors                                Continuing Directors
-----------------                                ---------------------
Daniel J. Altobello                              Peter A. Gallagher
Eric F. Billings                                 Stephen D. Harlan
Emanuel J. Friedman                              Russell C. Lindner
Peter A. Gallagher
Stephen D. Harlan
Russell C. Lindner
W. Russell Ramsey
Wallace L. Timmeny
John T. Wall